Exhibit 10.9

Sub-Servicing Agreement

Westpac Banking Corporation

(Westpac)

EDS (Business Process Administration) Pty Ltd

(EDS BPA)

Allens Arthur Robinson

Deutsche Bank Place

Corner Hunter and Phillip Streets

Sydney NSW 2000

Tel 61 2 9230 4000

Fax 61 2 9230 5333

www.aar.com.au

© Copyright Allens Arthur Robinson 2007

Sub-Servicing Agreement

Table of Contents

1.	Definitions and interpretation		1
	1.1	Definitions	1
	1.2	Interpretation	7
	1.3	Trust	8

2.	Appointment of EDS BPA		8
	2.1	Appointment	8
	2.2	General duties and standard of care	8
	2.3	Records	8
	2.4	EDS BPA’s power to delegate	9
	2.5	Legal title	9
	2.6	License to enter Premises	9
	2.7	Relevant Trust	9

3.	Duties and responsibilities of EDS BPA as custodian		10
	3.1	General	10
	3.2	Locate and Access	10
	3.3	Audit	11

4.	Undertakings		11
	4.1	Servicing Undertakings	11
	4.2	Services under the Securitisation Agreements	13
	4.3	Acknowledgment concerning Westpac potential loss	14
	4.4	Direct Loss	14
	4.5	Securitisation Agreements	15

5.	EDS BPA fees		15

6.	Termination		15
	6.1	Expiry of Term	15
	6.2	Termination by Westpac for cause	15
	6.3	Termination for Change of control	15
	6.4	Termination by Westpac for convenience	16
	6.5	Mitigation	16
	6.6	Termination by EDS BPA	16
	6.7	Sole right	16
	6.8	Accrued rights	16
	6.9	Survival	16
	6.10	Termination	16

7.	Liability		17
	7.1	Limitation of liability	17
	7.2	No liability for acts of certain persons	17
	7.3	No liability for loss etc	17
	7.4	Cap of Liability	17
	7.5	Exceptions and Exclusions	18
	7.6	Exclusion or limitation of implied conditions and warranties	18

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	7.7	No Liability for Other’s Fault	18
	7.8	No liability for compliance	19

8.	Representations and warranties		19
	8.1	Representations and Warranties	19
	8.2	Survival of Indemnities	20

9.	Administrative provisions		20
	9.1	Notices	20
	9.2	Governing Law and Jurisdiction	20
	9.3	Assignment by EDS BPA	20
	9.4	Assignment by Westpac	21
	9.5	Severability Clause	21
	9.6	Costs and Expenses	21
	9.7	Waivers: Remedies Cumulative	21

10.	Privacy		21
	10.1	Compliance with Privacy Law	21
	10.2	Security	22
	10.3	Collection, Use and Disclosure of Regulated Information	22
	10.4	Notification of Breach	22
	10.5	Investigation	23
	10.6	Survival	23
	10.7	Other privacy regulation	23
	10.8	Responsibility	23

11.	Anti-money laundering		23

12.	GST		24

13.	General Indemnities		25
	13.1	Indemnity by EDS BPA	25
	13.2	Indemnity by Westpac	26
	13.3	Handling third party claims	26
	13.4	Enforcement of indemnities	27
	13.5	Enforcement of Limitations and Exclusions	27
	13.6	Alternative Control Procedure	27

14.	Compliance with Regulation AB		28
	14.1	Intent of the Parties, Reasonableness, Costs & Disputes	28
	14.2	Additional Representations and Warranties of EDS BPA	30
	14.3	Information to be provided by EDS BPA	31
	14.4	Servicer Compliance Statement	34
	14.5	Report on Assessment of Compliance and Attestation	34
	14.6	Use of Regulation AB Subservicers and Regulation AB Subcontractors	35
	14.7	Indemnification	36

15.	DISPUTE RESOLUTION		37
	15.1	Notice	37
	15.2	Escalation	37
	15.3	Expert determination or mediation	37

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15.4	Expert determination criteria	37
15.5	Selection of expert or mediator	38
15.6	Procedure	38
15.7	Release if other party breaches	38
15.8	Obligations continue	38
15.9	Costs	38
15.10	Court proceedings	38

Schedule 1		40
Receivables Register Information		40

Schedule 2		41
Audit		41

Schedule 3		42
Services		42

Schedule 4		44
Initial Securitisation Agreements		44

Schedule 5		45
Privacy Compliance		45

Schedule 6		46
Servicing Criteria To Be Addressed In Assessment Of Compliance		46
Servicing Matrix		52

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Sub-Servicing Agreement

Date	2007

Parties

1.	WESTPAC BANKING CORPORATION (ABN 33 007 457 141) incorporated in New South Wales of Level 20, 275 Kent Street, Sydney (Westpac); and

2.	EDS (BUSINESS PROCESS ADMINISTRATION) PTY LIMITED (ACN 095 806 125) of Level 1, 30 Hickson Road, Millers Point, New South Wales (EDS BPA).

Recital

Westpac wants to retain the services of EDS BPA to provide certain services in relation to the Receivables and the Relevant Documents on the terms of this agreement, and EDS BPA agrees to provide those services on the terms of this agreement.

It is agreed as follows.

1.	Definitions and interpretation

1.1	Definitions

In this agreement the following definitions apply unless the context otherwise requires.

Adverse Effect means an event which will materially and adversely affect the performance by EDS BPA of its obligations under this agreement, or its ability to perform those obligations.

Audit Date means every 30 September commencing on 30 September 2007 or as otherwise agreed by Westpac and EDS BPA.

Authorisation means:

(a)	any consent, authorisation, registration, filing, lodgement, agreement, notarisation, certificate, permission, licence, approval, authority or exemption from, by or with a Governmental Agency; or

(b)	in relation to anything which will be fully or partly prohibited or restricted by law if a Governmental Agency intervenes or acts in any way within a specified period after lodgement, filing, registration or notification, the expiry of that period without intervention or action;

Authorised Signatory means, in relation to a party, any duly authorised officer of that party.

Business Day means any day, other than a Saturday, Sunday or public holiday, on which banks are open for business in Sydney.

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Cause of Action means any cause of action of a party for breach of this agreement, or in tort (including negligence), or for any other common law or statutory cause of action arising out of the operation of this agreement.

Claim means a claim, demand, proceedings or other action.

Collection Account means, in relation to a Relevant Trust, the Collection Account for that Relevant Trust, as may be updated by Westpac by notice to EDS BPA from time to time.

Collections in respect of a Relevant Trust means all amounts collected by EDS BPA under or in connection with any Receivables or Receivable Securities for that Relevant Trust.

Commission means the United States Securities and Exchange Commission.

Consumer Credit Legislation means any legislation relating to consumer credit including:

(a)	the Credit Act of any Australian jurisdiction;

(b)	the Consumer Credit Code (NSW) 1996; and

(c)	any other equivalent legislation of any Australian jurisdiction.

Data Base means all information, data and records collected, held or stored in any way or in any medium (including, without limitation, computer retention and storage) by or for EDS BPA relating to and including the provision of the Services and any Receivable, Receivable Security or Related Security.

Damages means all liabilities, losses, damages, costs and expenses, including reasonable legal fees and disbursements and costs of investigation, litigation, settlement, judgment, interest and penalties and includes any liability to pay a person an amount as compensation for loss or damage suffered by that person as a result of any breach of the Privacy Legislation.

Delegated Credit Authority means a credit exception authority delegated by Westpac’s credit department to undertake certain actions without the need for formal Westpac credit approval, subject to meeting criteria specified for such purposes from time to time.

EDS BPA Company means a member of the EDS BPA Group.

EDS BPA Group means EDS BPA and its Related Companies.

EDS BPA Termination Event means the occurrence of any of the following:

(a)	an Insolvency Event occurs with respect to EDS BPA or an upstream member of the EDS BPA Group;

(b)	EDS BPA fails to pay any amount in accordance with this agreement within 30 days of receipt of a notice from Westpac requesting the rectification of such failure;

(c)	EDS BPA materially breaches any other provision of this agreement or commits a series of breaches that together constitute a material breach, and the breach cannot be, or is not, rectified within 30 days after a notice from Westpac specifying the breach or series of breaches;

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(d)	any representation, warranty or certification made by EDS BPA is materially incorrect when made and is not waived by Westpac or remedied to Westpac’s reasonable satisfaction within 90 days after notice from Westpac, and Westpac reasonably determines that breach would have an Adverse Effect; and

(e)	any servicing contract between Westpac and EDS BPA under which at least $50 million per annum is payable by Westpac to EDS BPA is validly terminated by Westpac because of breach by EDS BPA prior to the end of its stated term.

Exchange Act means the United States Securities Exchange Act 1934, as amended.

Further Audit has the meaning given in clause 3.3(c).

Government Agency means:

(a)	any body politic or government in any jurisdiction in Australia, whether federal, state, territorial or local;

(b)	any minister, department, office, commission, instrumentality, agency, board, authority or organisation of any government in Australia or in which any government in Australia is interested;

(c)	any corporation owned or controlled by any government in Australia.

GST:

(a)	in relation to Services supplied in Australia, has the meaning given to that term in the A New Tax System (Goods and Services Tax) Act 1999, and includes any change in the rate of GST under that legislation; and

(b)	in relation to Services supplied in any jurisdiction other than Australia, any goods and Services, value added or consumption based tax imposed in relation to the supply of the relevant Services in that jurisdiction, and includes any change in the rate of that tax under that legislation.

Individual has the meaning given in the Privacy Legislation.

Insolvency Event means any of the following events occurring to an entity:

(a)	that entity disposes of the whole or any part of its assets, operations or business other than in the normal course of business;

(b)	any step is taken to enter into any arrangement between that entity and its creditors;

(c)	that entity ceases to be able to pay its debts as they become due;

(d)	that entity ceases to carry on business;

(e)	any step is taken by a mortgagee to enter into possession or dispose of the whole or any part of that entity’s assets or business;

(f)	any step is taken to appoint a receiver, a receiver and manager, a trustee in bankruptcy, a liquidator, a provisional liquidator, an administrator or other like person of the whole or any part of that entity’s assets or business; or

(g)	the entity is a partnership and:

(i)	any member of the partnership commits an Insolvency Event; or

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(ii)	any step is taken to dissolve the partnership.

Law means any statute, rule, regulation or ordinance in force from time to time in Australia whether made by a State, Territory, Commonwealth or a local government and includes, without limitation, any order or decree of any Government Agency the Consumer Credit Code, the Code of Banking Practice (2003) and the Privacy Legislation.

Master Trust Deed means the Master Trust Deed between Westpac Securities Administration Limited and The Mortgage Company Pty Limited dated 14 February 1997.

Mortgage means a registered (or pending registration, registerable) mortgage over land, or over shares in a company that has (directly or indirectly) an interest in land, which secures the repayment of the principal amount of a Receivable and/or other moneys payable under the Receivable.

Mortgage Insurance Policy means a policy of insurance under which an insurer insures a Trustee against any loss under a Receivable which is an asset of that Trust.

Mortgaged Property means:

(a)	in relation to a Mortgage, the land the subject of that Mortgage; and

(b)	in relation to any other Receivable Security, the property secured by that Receivable Security.

Mortgagor means the security provider under a Receivable Security.

New Securitisation Agreement means, in relation to a Relevant Trust, each deed, agreement or other arrangements which Westpac and EDS BPA agree to be a New Securitisation Agreement for that Relevant Trust.

Obligor means, in relation to a Receivable, the person who is obliged to make payments with respect to that Receivable, whether as a principal or secondary obligation, and includes the account debtor under that Receivable and, where the context requires, any other person obligated to make payments with respect to that Receivable (including any guarantor and any third party security provider).

Permitted Use means the Services to be provided by EDS BPA to Westpac under this agreement.

Personal Information has the meaning given in the Privacy Act.

Personnel of a party means the officers, employees, contractors (including Subcontractors and their employees) and agents of that party and its Related Companies.

Premises means the premises at 25 Pierson Street, Lockleys, South Australia or such other premises as EDS BPA proposes, and Westpac agrees to in writing.

Privacy Act means the Privacy Act 1988 (Cth).

Privacy Legislation means any legislation (to the extent that EDS BPA, Westpac, or the Services are subject to it), whether Australian or otherwise, which affects privacy or any personal information (including the collection, storage, use or processing of such information) including:

(a)	the Privacy Act;

(b)	the Telecommunications Act 1997 (Cth); and

(c)	the Privacy Act 1993 (New Zealand);

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(d)	any codes of conduct, directives, principles, policy papers or orders made or issued under such legislation.

Procedures Manual means those policies and procedures relating to the custody, management and enforcement of Receivables, Receivable Securities and Related Documents agreed between EDS BPA and Westpac, as those policies and procedures are amended as agreed between EDS BPA and Westpac, from time to time.

Receivable means a right or interest under or in relation to any asset which generates revenue over time, including:

(a)	a residential or commercial loan;

(b)	an operating or finance lease (including a lease of real property, plant and equipment and a hire purchase agreement);

(c)	a trade receivable;

(d)	an automobile receivable;

(e)	a credit or charge card receivable; and

(f)	any other receivable or other form of monetary obligation,

which is an asset of a Relevant Trust.

Receivable Agreement means, in relation to a Receivable, any agreement or arrangement entered into between the relevant lender and the Obligor under which the Obligor incurs obligations to the lender with respect to the Receivable.

Receivables Register means a register of Receivables for each Trust maintained by EDS BPA and stored on computer disk or other electronic form. In relation to Mortgages it shall contain the information in respect of each Mortgage set out in schedule 1.

Receivable Security means, in relation to any Receivable, any Mortgage, guarantee, indemnity or Security Interest granted in respect of, or in connection with, that Receivable.

Record of Movements has the meaning given in clause 3.1(c).

Regulated Information means all:

(a)	Personal Information; and

(b)	other information or opinion, whether true or not, and whether recorded in a material form or not, about any entity other than an Individual,

which EDS BPA, any member of the EDS BPA Group or any Subcontractor collects, receives or has access to under, or for the purpose of or in the course of carrying out its obligations under, this agreement.

Regulation AB means Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Sub-Servicing Agreement

Regulation AB Subcontractor means any vendor, subcontractor or other person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of Receivables but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Receivables under the direction or authority of EDS BPA or a Regulation AB Subservicer.

Regulation AB Subservicer means any person that services Receivables on behalf of EDS BPA or any other Regulation AB Subservicer and is responsible for the performance (whether directly or through other Regulation AB Subservicers or other Regulation AB Subcontractors) of a substantial portion of the material servicing functions required to be performed by EDS BPA under this agreement, that are identified in Item 1122(d) of Regulation AB.

Related Company means a ‘related body corporate’ within the meaning given to that term in section 9 of the Corporations Act 2001.

Relevant Document means, in respect to a Receivable:

(a)	the Receivable Agreement relating to that Receivable;

(b)	the original and certified copy of the mortgage document in relation to each Receivable Security for that Receivable;

(c)	any certificate of title for the Mortgaged Property secured by each related Receivable Security, unless no duplicate is returned by the relevant land titles office; or

(d)	any amendment or replacement of such documents and any other document which is entered into by or executed in connection with that Receivable and each related Receivable Security.

Relevant Document Audit means, at any time, an inventory of Relevant Documents conducted by EDS BPA to verify location, imaging, identification and allocation to the relevant Receivable of the Relevant Documents.

Relevant Trust means a Trust which Westpac and EDS BPA agree is to be a Relevant Trust for the purposes for this agreement under clause 2.7.

S&P means Standard & Poor’s (Australia) Pty Limited and its successors and assigns.

Securities Act means the United States Securities Act of 1933, as amended.

Securitisation Agreement means, in relation to a Relevant Trust:

(a)	each agreement set out in schedule 4, to the extent it applies to that Relevant Trust; and

(b)	any New Securitisation Agreement for that Relevant Trust.

Securitisation Transaction means the securitisation (whether by way of public or private issue of debt instruments, by way of warehouse financing or otherwise) of Receivables owned (legally or beneficially) by a Trustee as trustee of a Relevant Trust.

Security Interest includes any mortgage, pledge, lien, charge, encumbrance, hypothecation, title retention, preferential right or trust arrangement.

Security Packet means, in relation to a Receivable, the Relevant Documents relating to that Receivable.

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Security Vault means any security document vault located on the Premises in which any Relevant Documents are stored.

Services means the services provided or to be provided by EDS BPA under this agreement.

Servicing Criteria means the “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

Servicing Matrix in relation to the Services described in schedule 3 means the list of servicing events and the corresponding actions required if a given event occurs as set out in schedule 8.

Subcontractor means a subcontractor to EDS BPA who provides products or services to EDS BPA in relation to this agreement.

Tax includes any tax (including GST), withholding tax, charge, rate, duty (including stamp duty and customs duty, impost, exercise, sales tax or any similar tax imposed by any authority, together with any related interest, penalty, fine, expense and other statutory charge but does not include any income, capital gains tax or land tax.

Term means the period from the date of this agreement until the earlier of:

(a)	the date on which this agreement is terminated pursuant to clause 6.2;

(b)	the date on which EDS BPA resigns under clause 6.6;

(c)	27 September 2011 (or such later date as Westpac and EDS BPA agree in writing); or

(d)	the date on which this agreement is terminated under clause 6.3 or clause 6.4.

Trust means any Trust established from time to time under or in accordance with the terms of the Master Trust Deed, or as otherwise agreed between Westpac and EDS BPA.

Trustee means each trustee of a Relevant Trust from time to time.

Trust Manager means each trust manager of a Relevant Trust from time to time.

Westpac Group Company means each of Westpac and its Related Companies.

Westpac Policies and Procedures means any policy, procedure, process, requirement, standards or direction adopted, approved or implemented by Westpac from time to time and previously notified to EDS BPA in writing.

1.2	Interpretation

In this agreement, unless the contrary intention appears:

(a)	if there is any inconsistency between any of the provisions of clauses of this document and the provisions of any schedule, annexure or document incorporated into this agreement by reference, the provisions in clauses 1 to 14 of this document prevail to the extent of the inconsistency;

(b)	headings are for ease of reference only and do not affect the meaning of this agreement;

(c)	the singular includes the plural and vice versa and words importing a gender include other genders;

(d)	other grammatical forms of defined words or expressions have corresponding meanings;

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(e)	a reference to a clause, paragraph, schedule or annexure is a reference to a clause or paragraph of or schedule or annexure to this agreement and a reference to this agreement includes any schedules and annexures;

(f)	a reference to a document or agreement, including this agreement, includes a reference to that document or agreement as novated, altered or replaced from time to time;

(g)	a reference to a day, month or year is a reference to a calendar day, month or year;

(h)	a reference to a specific time for the performance of an obligation is a reference to that time in the State, Territory or other place where that obligation is to be performed;

(i)	a reference to a party includes its executors, administrators, successors and permitted assigns;

(j)	words and expressions importing natural persons include partnerships, bodies corporate, associations, governments and governmental and local authorities and agencies;

(k)	a reference to any legislation or statutory instrument or regulation is construed in accordance with the Acts Interpretation Act 1901 (Cth) or the equivalent State legislation, as applicable; and

(l)	a reference to writing includes any method of representing or reproducing words, figures or symbols in a permanent and visible form.

1.3	Trust

To the extent that a Trustee or a Trust Manager is expressed to have any rights under this agreement Westpac shall hold those rights on behalf of that Trustee or that Trust Manager (as the case may be).

2.	Appointment of EDS BPA

2.1	Appointment

Westpac appoints EDS BPA to perform the services, functions and responsibilities described in schedule 3 and all other Services during the Term for each Relevant Trust.

2.2	General duties and standard of care

EDS BPA shall manage and service the Receivables and Relevant Documents:

(a)	in accordance with this agreement;

(b)	to the extent not provided in this agreement, in accordance with the applicable Procedures Manual as that is interpreted and applied by EDS BPA in the ordinary course of its business; and

(c)	to the extent not covered by paragraphs (a) and (b), by exercising the degree of diligence and care expected of an appropriately qualified servicer of the relevant financial products and custodian of documents.

2.3	Records

(a)	EDS BPA will maintain the Data Base used by it as a master record of Receivables and Receivable Securities in relation to each Relevant Trust.

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(b)	Each Receivable will be electronically tagged so that all related Collections and performance statistics (the nature of which shall be as mutually agreed from time to time by EDS BPA and Westpac) for that Receivable can be readily identified.

2.4	EDS BPA’s power to delegate

EDS BPA may supply the Services using the members of the EDS BPA Group and any other delegates agreed by Westpac and EDS BPA, but at all times EDS BPA will remain primarily responsible for performing this agreement.

2.5	Legal title

EDS BPA agrees that upon being directed to do so by Westpac or the relevant Trustee, if Westpac or the Trustee (as the case may be) confirm that a “Title Perfection Event” for a Relevant Trust has occurred, it will promptly take all action to perfect the Trustee’s legal title to the relevant Receivables and Receivable Securities by:

(a)	giving written notice of that Trustee’s interest to any Obligor or Mortgagor;

(b)	registering any transfer of Receivable Security;

(c)	taking any other action required or permitted by law to perfect such legal title; and

(d)	delivering all Relevant Documents for that Trust to that Trustee. If EDS BPA has not done so within 10 Business Days (or such longer period as that Trustee permits) that Trustee may enter any premises where those Relevant Documents are kept, take possession of and remove those Relevant Documents. EDS BPA shall assist that Trustee in doing so.

2.6	License to enter Premises

EDS BPA irrevocably licenses Westpac and each Trustee to enter onto the Premises for the purpose of taking possession of, and removing, any applicable Relevant Documents in accordance with this agreement.

2.7	Relevant Trust

Westpac and EDS BPA may from time to time agree that a Trust will be a Relevant Trust for the purposes of this agreement. At the relevant time Westpac and EDS BPA must agree:

(a)	the name of the Relevant Trust;

(b)	the identity and notification details of the initial Trustee for that Relevant Trust;

(c)	the identity and notification details of the initial Trust Manager for that Relevant Trust;

(d)	the initial Collection Account for that Relevant Trust;

(e)	the initial Premises for that Relevant Trust;

(f)	any additional agreements, deeds and other arrangements to be New Securitisation Agreements in relation to that Relevant Trust;

(g)	the identity of each seller of Receivables and other rights to the Relevant Trust; and

(h)	the identity and details of any associated Mortgage Insurance Policy and relevant insurance provider.

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Westpac agrees to notify EDS BPA of the applicable Receivables and related Receivable Securities for each Relevant Trust when details of those Receivables and Receivable Securities become available.

3.	Duties and responsibilities of EDS BPA as custodian

3.1	General

EDS BPA’s duties and responsibilities (in its capacity as custodian under this agreement) are to:

(a)	hold as custodian under this agreement at the direction of Westpac each Relevant Document that it may receive on behalf of Westpac (or its agent or nominee) pursuant to this agreement in accordance with its standard safekeeping practices;

(b)	ensure that each Relevant Document is capable of identification and is kept in a Security Vault;

(c)	in relation to each Relevant Trust, open and maintain in safe custody a record of physical movement from the Premises and between each Relevant Trust of any Relevant Document held by it from time to time pursuant to this agreement (the Record of Movements);

(d)	update the Receivables Register and give a copy to Westpac:

(i)	within 3 months of the date on which the Relevant Trust first acquired Receivables;

(ii)	if either it or its holding company (if any) has a short term rating from S&P of not less than A-, not later than the last Business Day of each calendar year during the Term;

(iii)	if neither it nor its holding company (if any) has such a rating, on the last Business Day of each calendar quarter during the Term; and

(iv)	within 30 days of a written request by Westpac if Westpac believes that EDS BPA is breaching its obligations under this agreement; and

(e)	at all times during the Term do all acts, matters and things which may reasonably be required of EDS BPA by Westpac for the purposes of, or as contemplated by, this agreement.

3.2	Locate and Access

(a)	EDS BPA shall ensure that at all times it shall be able to locate each Relevant Document by way of a periodic Relevant Document Audit.

(b)	Unless EDS BPA requires a Relevant Document to perform its duties as servicer in relation to the related Receivable, or otherwise comply with its obligations under this agreement, each Relevant Document shall be kept within the Security Vault.

(c)	Other than EDS BPA requiring a Relevant Document under paragraph (b), or for an audit by EDS BPA’s internal or external auditor, or by the auditor under clause 3.3 of this agreement, a Relevant Document may only be removed from the Security Vault with Westpac’s written approval and for the following purposes:

(i)	inspection by or on behalf of Westpac or the relevant Trustee; or

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(ii)	such other purpose approved in writing by Westpac or the relevant Trustee.

3.3	Audit

(a)	Westpac may on any Audit Date request an independent auditor to conduct an audit of EDS BPA’s custodial role with respect to the Relevant Documents for any Relevant Trust by considering the matters set out in schedule 2.

(b)	The terms of the instruction of that auditor must require delivery, within one month of an Audit Date, of a certificate addressed to Westpac stating whether or not EDS BPA has complied with the matters set out in schedule 2.

(c)	Where a certificate referred to in paragraph (b) (the Audit Certificate) gives an “Adverse” finding (as set out in schedule 2), Westpac may direct that auditor to conduct a further audit (the Further Audit) on a similar basis to the audit to which the Audit Certificate related. The Further Audit shall be conducted no later than one month after the date of the Audit Certificate. That auditor shall then issue a new certificate with respect to the Further Audit in the form required by paragraph (b) no later than one month after the date on which the Further Audit commenced.

(d)	Subject to any bona fide confidentiality restrictions, EDS BPA shall give each auditor full access to all relevant information and the Relevant Documents for the purpose of conducting each audit under this clause 3.3.

(e)	Westpac shall pay the reasonable fees and expenses of the auditor with respect to any audit under this clause 3.3.

(f)	The auditor instructed under this clause 3.3 must be instructed to give written reasons supporting any “Adverse” finding.

(g)	EDS BPA shall take all reasonable steps to cure any non compliance identified by an audit.

4.	Undertakings

4.1	Servicing Undertakings

EDS	BPA undertakes that at all times during the Term it will:

(a)	(notice of default) give notice in writing to Westpac of it becoming aware of the occurrence of any EDS BPA Termination Event;

(b)	(compliance with law)

(i)	maintain in effect all qualifications, consents, licences, permits, approvals, exemptions, filings and registrations as may be required under any applicable Law in order properly to service the Receivables and Receivable Securities and to perform or comply with its obligations under this agreement; and

(ii)	comply with all Laws to the extent that they apply to EDS BPA’s performance of the Services in connection with servicing the Receivables and Receivable Securities in accordance with this agreement;

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(c)	(perform Services) perform the services, functions and responsibilities described in schedule 3, the obligations of the servicer or sub-servicer (as applicable) under the Securitisation Agreements and all other Services during the Term for each Relevant Trust;

(d)	(Insurance Policies)

(i)	act in accordance with the terms of any Mortgage Insurance Policies; and

(ii)	not do or omit to do anything which could be reasonably expected to prejudicially affect or limit its rights or the rights of Westpac or the relevant Trustee under or in respect of a Mortgage Insurance Policy to the extent those rights relate to a Receivable and the Receivable Security;

(e)	(no Security Interests) not consent to the creation or existence of any Security Interest in favour of a third party in relation to any Mortgaged Property in connection with a Receivable and the Receivable Security unless directed to do so by Westpac;

(f)	(release of debt or vary terms) not, except as required by Law, release an Obligor from any amount owing in respect of a Receivable or otherwise vary or discharge any Receivable or Receivable Security or enter into any agreement or arrangement which has the effect of altering the amount payable in respect of a Receivable or Receivable Security unless directed to do so by Westpac;

(g)	(binding provisions and orders of a competent authority) release any Receivable or Receivable Security, reduce the amount outstanding under or vary the terms of any Receivable or grant other relief to an Obligor, if directed to do so by Westpac. If the direction is due to EDS BPA breaching any applicable Law then EDS BPA must indemnify Westpac for any loss Westpac may suffer by reason of the breach. The amount of the loss is to be determined by agreement with Westpac or failing this, by EDS BPA’s external auditors;

(h)	(other miscellaneous things) attend to the stamping and registration of all Relevant Documents for each Relevant Trust (including documents which became Relevant Documents) following any amendment, consolidation or other action;

(i)	(notification of changes) EDS BPA shall notify Obligors of any changes in loan repayments on the Receivables for a Relevant Trust from time to time when notified to do so by Westpac, the relevant Trustee or the relevant Trust Manager;

(j)	(notification) notify:

(i)	Westpac of any event which it reasonably believes is likely to have an Adverse Effect promptly after becoming aware of such event; and

(ii)	Westpac of anything else which Westpac reasonably requires regarding any proposed modification to any Receivable or Receivable Security.

(k)	(provide information and access on request) provide information reasonably requested by Westpac with respect to all matters relating to each Relevant Trust and upon reasonable notice and at reasonable times permit Westpac or Trustee to enter the Premises and inspect the Data Base in relation to each Relevant Trust and the Relevant Documents;

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(l)	(pay taxes) subject to receiving payment from, or being reimbursed by, the relevant Obligor or being indemnified by Westpac, pay all Taxes that relate to the Services (other than any Tax on the income of a Trust) or ensure those Taxes are paid or where such Taxes are incurred due to the default or breach of duty by EDS BPA;

(m)	(not claim) not claim any Security Interest over any Receivable or Relevant Document;

(n)	(availability of Data Base) make the Data Base that relates to the Services for each Relevant Trust available for inspection by Westpac, the relevant Trust Manager and the relevant Trustee at any reasonable time;

(o)	(additional amounts) notify Westpac immediately of each request by an Obligor to borrow further moneys under or in relation to a Receivable or Receivable Security which is a “top-up”;

(p)	(co-operate with Westpac) co-operate with Westpac in relation to the performance by Westpac of Westpac’s obligations as servicer for Receivables and Receivable Securities, including, without limitation, in relation to the enforcement of any Receivable or Receivable Security provided that to the extent that performance by EDS BPA of such obligations:

(i)	requires EDS BPA to acquire or deploy resources or to incur costs in excess of those otherwise required for the performance of any of its other obligations under this Agreement; or;

(ii)	requires EDS BPA to incur costs in respect of which EDS BPA is otherwise entitled to an adjustment of fees or additional compensation under its arrangements with Westpac,

then, Westpac will compensate EDS BPA for such additional resources and costs and engage with EDS BPA, in good faith, in respect of any adjustment of fees or additional compensation; and

(q)	(provide reports) except in relation to matters dealt with in clause 14, provide to Westpac such reports as are necessary to ensure and validate EDS BPA’s performance or services and obligations under this agreement including without limitation, reports on any matters within the scope of this agreement that may be required for regulatory purposes or at the request of regulators, and such other reports as may be reasonably specified by Westpac from time to time.

4.2	Services under the Securitisation Agreements

EDS BPA agrees:

(a)	it will not do anything which would cause any written statement, representation or warranty made by Westpac as part of a securitisation transaction of which EDS BPA is or ought reasonably to be aware (including any statement, representation or warranty made in a prospectus or a Securitisation Agreement) to be untrue or incorrect or misleading in any way provided that unless this agreement expressly obliges EDS BPA to do so, EDS BPA will not be obliged to take any steps to verify the accuracy of any such statement, representation or warranty;

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(b)	that unless otherwise instructed by Westpac, or agreed by the parties, it will not act in any way that would cause Westpac to be in default in any way under the Securitisation Agreement. For the avoidance of doubt, this clause will not oblige EDS BPA to perform services beyond the scope of Services, even if EDS BPA knows that such services may reduce the likelihood of Westpac being in default in any way under the Securitisation Agreement; and

(c)	that it must, on request by Westpac, provide reasonable assistance to Westpac (including the provision of appropriate management personnel) to enable Westpac to provide services necessary for Westpac to meet its obligations under each Securitisation Agreement. Westpac will pay EDS BPA a service fee for the provision of the services provided under this paragraph (c), if required, at a rate to be negotiated at the time of performance.

4.3	Acknowledgment concerning Westpac potential loss

If EDS BPA fails to comply with clauses 4.1 and 4.2 in accordance with this agreement, Westpac may suffer loss including but not limited to:

(a)	increased charges payable under any of the Securitisation Agreements;

(b)	being required to restructure Securitisation Transactions which leads Westpac to incur or pay additional costs, or receive reduced income, in relation to those Securitisation Transactions (for example, by the relevant Trustee being required to issue increased levels of subordinated debt);

(c)	additional payments payable under those agreements; and

(d)	various one-off adjustment payments required to be made under those agreements.

Subject to clause 4.4, EDS BPA agrees that the losses set out above are direct losses and are not subject to the exclusion set out in clause 7.2(b);

4.4	Direct Loss

If EDS BPA fails to deliver any EDS BPA Information when and as required under clause 14, the loss suffered by Westpac may include (i) the actual costs, fees and out-of-pocket expenses incurred by Westpac as a result of such failure (such as the incremental legal, accounting and printing costs of preparing and filing a Form S-1 registration statement or a private placement memorandum as distinguished from a Form S-3 shelf “take-down”), and (ii) the actual costs, fees and out-of-pocket expenses incurred by Westpac as a direct result of a determination by the Commission that Westpac or any Trust Manager is an “Ineligible Issuer” under Rule 405 of the Securities Act or is no longer eligible to file registration statements on Form S-3 for mortgage backed securities provided that such determination is reached by the Commission solely because of EDS BPA’s breach of its obligation to deliver or to cause the delivery of EDS BPA Information under clause 14.

For the avoidance of doubt, the acknowledgements in clauses 4.3 and 4.4:

(a)	are intended to assist in the characterisation of the type of direct loss which may be recovered by Westpac for a breach of this agreement by EDS BPA;

(b)	do not of themselves make EDS BPA liable for any such loss or remove the requirement that Westpac prove its entitlement to any damages it claims to have suffered as a result of an alleged breach of this agreement by EDS BPA; and

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(c)	do not prevent EDS BPA from raising any defences which it may be entitled to raise to any claim by Westpac for damages for breach of this agreement.

4.5	Securitisation Agreements

(a)	Westpac will enforce any limitations and exclusions of liability in the Securitisation Agreements. EDS BPA will not be liable to Westpac under the indemnity in clause 14 for any Damages suffered by Westpac which Westpac would not have suffered if Westpac had fully complied with its obligations under this clause 4.5(a).

(b)	If Westpac enters into a Securitisation Transaction with respect to any Relevant Trust after the date of this agreement, paragraph (a) will apply fully in relation to that Securitisation Transaction with respect to the Securitisation Agreements for that Relevant Trust.

5.	EDS BPA fees

5.1	Westpac shall pay to EDS BPA a fee for providing its services under this agreement as agreed between Westpac and EDS BPA from time to time. To the extent that performance by EDS BPA of its obligations in this Agreement:

(a)	requires EDS BPA to acquire or deploy resources or to incur costs in excess of those otherwise required for the performance of its obligations to Westpac as they existed under any other agreement between EDS BPA and Westpac in force immediately prior to the date of this agreement, and/or

(b)	requires EDS BPA to incur costs in respect of which EDS BPA is otherwise entitled to an adjustment of fees or additional compensation under its arrangements with Westpac,

then, Westpac will compensate EDS BPA for such additional resources and costs and engage with EDS BPA, in good faith, in respect of any adjustment of fees or additional compensation.

5.2	EDS BPA will not be entitled to payment of any additional amount for any risk assumed by EDS BPA in respect of this agreement which exceeds the risk assumed by EDS BPA under any other agreement between EDS BPA and Westpac in force immediately prior to the date of this agreement.

6.	Termination

6.1	Expiry of Term

This agreement shall continue until the expiry of the Term.

6.2	Termination by Westpac for cause

Westpac may terminate this agreement by giving written notice to EDS BPA if an EDS BPA Termination Event occurs.

6.3	Termination for Change of control

Westpac may terminate this agreement by giving written notice to EDS BPA if there is a change of control of EDS BPA (or an upstream member of the EDS BPA Group).

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6.4	Termination by Westpac for convenience

(a)	Westpac may terminate the whole or any part of this agreement for convenience at any time by giving EDS BPA at least 6 months prior written notice.

(b)	If Westpac terminates under clauses 6.3 (Termination for Change of control) or this clause 6.4, WBC will pay the Supplier a termination fee as agreed by the parties from time to time.

6.5	Mitigation

EDS BPA must mitigate the cost of termination, including by using its best efforts to:

(a)	redeploy personnel used to provide the Services (excluding those employed by Westpac after termination);

(b)	terminate contractors in accordance with the terms of their contracts so as to avoid any liability to pay compensation for early termination; and

(c)	redeploy any equipment used to the provide the Services that is not acquired by Westpac.

6.6	Termination by EDS BPA

If:

(a)	Westpac fails to pay an amount due and payable under any agreement between EDS BPA and Westpac in excess of $15,000,000 which is not the subject of a good faith dispute; and

(b)	EDS BPA has given Westpac 60 days notice of Westpac’s failure to pay,

EDS BPA may give 60 days written notice to Westpac of EDS BPA’s intention to terminate this agreement, and if Westpac has not paid the amount due within such 60 days notice period, EDS BPA may terminate this agreement for such failure to pay.

6.7	Sole right

EDS BPA acknowledges EDS BPA may only terminate this agreement under clause 6.6 and EDS BPA expressly waives any other rights it may have to terminate.

6.8	Accrued rights

Termination of this agreement in its entirety or as it relates to one or more discrete parts of the Services will not affect any accrued rights of either party.

6.9	Survival

The obligations of the parties under this clause 6 survive the termination of this agreement.

6.10	Termination

Without limiting this clause 6, if an EDS BPA Termination Event occurs and is subsisting, or this agreement expires or is otherwise terminated, EDS BPA must:

(a)	collate the Relevant Documents for each Receivable into a separate physical packet of those Relevant Documents for that Receivable; and

(b)	deliver the Relevant Documents to Westpac, or as it directs.

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If EDS BPA has not done so within 10 Business Days (or such longer period as Westpac permits) Westpac may enter any premises where the Relevant Documents are kept, take possession of and remove the Relevant Documents. EDS BPA shall assist in doing so.

7.	Liability

7.1	Limitation of liability

EDS BPA is not liable:

(a)	in connection with anything done by it in good faith in reliance upon any document, form or list provided by or on behalf of Westpac except when it has actual knowledge, or ought reasonably know, that the document, form or list is not genuine;

(b)	if it fails to do anything because it is prevented or hindered from doing it by any Law; or

(c)	subject to the Corporations Act, if a person (other than a delegate or agent of EDS BPA) fails to carry out an agreement with Westpac or EDS BPA in connection with the Services (except when the failure is due to EDS BPA’s own neglect or default).

7.2	No liability for acts of certain persons

If EDS BPA relies in good faith on information given to it by a person, EDS BPA is not liable for any error in such information except:

(a)	when the person is not independent from EDS BPA; or

(b)	it would not be reasonable to rely upon the information; or

(c)	where that person is a delegate or agent of EDS BPA.

A person will be regarded as independent notwithstanding that the person acts or has acted as adviser to EDS BPA so long as separate instructions are given by EDS BPA to that person.

7.3	No liability for loss etc

EDS BPA is not liable:

(a)	for any loss, cost, liability or expense arising out of the exercise or non-exercise of a discretion by Westpac or the act or omission of Westpac except to the extent that it is caused by EDS BPA’s own fraud, negligence or breach of duty or contract; or

(b)	for any loss, cost, liability or expense caused by its failure to check any information, document, form or list supplied or purported to be supplied to it by Westpac except to the extent that the loss is caused by EDS BPA’s own fraud, negligence or breach of duty or contract.

7.4	Cap of Liability

(a)	Subject to clauses 7.5, 7.6 and 7.7, each party’s liability to the other for Causes of Action under the indemnities in clause 13.1(b) is unlimited but for all other Causes of Action, is limited in aggregate to an amount which will be determined pursuant to a separate agreement between Westpac and EDS BPA, provided that such amount must be not less than $10,000,000.

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(b)	For the sake of certainty, it is agreed by Westpac that any damages incurred by a member of the EDS BPA Group or paid by any member of the EDS BPA Group to a Westpac Group Company as a result of any Cause of Action which a Westpac Group Company pursues against any member of the EDS BPA Group, will be included in the calculation of (and so reduce) the cap on liability set out in clause 7.4(a).

7.5	Exceptions and Exclusions

(a)	This clause does not exclude or limit the application of any statutory provision (including a provision of the Trade Practices Act 1974 (Cth)) where to do so would:

(i)	contravene that statute; or

(ii)	cause any part of this clause to be void.

(b)	Except for:

(i)	losses for which a party is liable under an indemnity; and

(ii)	amounts a party owes to the other under this agreement,

in no event will either party have any liability to the other in respect of any loss of savings or any loss of profits or for any special, incidental, punitive, indirect or economic consequential damages even if foreseeable or even if Westpac or EDS BPA has been advised of the possibility of such damages.

(c)	Notwithstanding any other provision of this Agreement, EDS BPA will not be liable to any Westpac Group Company or its personnel in respect of any breach by EDS BPA of its obligations under clauses 4.1(b) (Compliance with Laws) or 10 (Privacy) to the extent that the breach arises as a result of EDS BPA complying with any direction of a Westpac Group Company (that EDS BPA is obliged to comply with) regarding the manner in which EDS BPA is to provide the Services except to the extent that EDS BPA knew or ought reasonably to have known that the direction would place EDS BPA in breach of clauses 4.1(b) (Compliance with Laws) or 10 (Privacy).

7.6	Exclusion or limitation of implied conditions and warranties

EDS BPA:

(a)	excludes all implied conditions and warranties except any implied condition or warranty the exclusion of which would cause this clause to be void (‘Non-excludable Condition’); and

(b)	limits its liability to Westpac for breach of any Non-excludable Condition (other than that implied by section 69 of the Trade Practices Act 1974 (Cth)), at EDS BPA’s option, to providing, replacing or repairing goods or providing Services again.

7.7	No Liability for Other’s Fault

A party or its Related Companies will not be liable to the other party or its Related Companies for any Damages to the extent that the Cause of Action giving rise to the Damages was caused by the other party’s or its Related Companies’ act or omission under this Agreement.

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7.8	No liability for compliance

EDS BPA is not in breach of its duties in respect of those services to be provided under this agreement which are covered by the Procedures Manual or otherwise liable to Westpac in respect of those services if it complies strictly with the relevant Procedures Manual in respect of those services unless:

(i)	the relevant Procedures Manual does not materially comply with any Law; or

(ii)	EDS BPA is not otherwise complying with clause 4.1 in relation to the relevant matter or duty.

If EDS BPA becomes aware that any Procedures Manual does not materially comply with any Law, it shall notify Westpac within 10 Business Days and take all reasonable steps to rectify that non-compliance.

8.	Representations and warranties

8.1	Representations and Warranties

EDS BPA makes the following representations and warranties in relation to itself for the benefit of Westpac:

(a)	it is a corporation duly incorporated and existing under the laws of the Commonwealth of Australia;

(b)	it has taken all necessary action to authorise the entry into and performance of this agreement and to carry out the transactions contemplated by this agreement;

(c)	EDS BPA has, or will have at the relevant time the resources, capacity, expertise and ability in terms of equipment, software, know-how and personnel to provide the Services;

(d)	EDS BPA has all rights necessary (including licences) to provide the Services;

(e)	all reporting and invoicing for Services will be compatible with and integrate with systems as communicated between the parties;

(f)	EDS BPA will supply the Services promptly, diligently and in a professional manner, in accordance with the practices and high professional standards used in well-managed operations performing services similar to the Services;

(g)	EDS BPA will:

(i)	efficiently use the resources or Services necessary to provide the Services;

(ii)	perform the Services in the most cost-effective manner consistent with the required level of quality and performance;

(h)	EDS BPA’s signing, delivery and performance of this agreement will not constitute:

(i)	a violation of its constitution or any judgment, order or decree;

(ii)	a material default under any material contract by which it or any of its assets are bound; or

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(iii)	an event that would, with notice or lapse of time, or both, constitute such a default;

(i)	EDS BPA has the requisite power and authority to enter into this agreement and to carry out the obligations contemplated by this agreement.

(j)	this agreement creates a valid and binding obligation upon EDS BPA enforceable in accordance with its terms, subject to any necessary stamping and registration and to laws, defences and principles of equity generally affecting creditors’ rights;

(k)	each Authorisation which is required in relation to:

(i)	the execution, delivery and performance by EDS BPA of this agreement and the transactions contemplated by this agreement;

(ii)	the validity and enforceability of this agreement; and

(iii)	its business as now conducted or as will be conducted to fulfil its obligations under this agreement and which is material, has been obtained or effected; and

(l)	each document or agreement to which EDS BPA is a party which is material to this agreement or which has the effect of varying this agreement has been disclosed to Westpac in writing and an agreement will be considered material for the purpose of this sub-paragraph if a party’s failure to comply with it would constitute an Adverse Effect.

8.2	Survival of Indemnities

Each indemnity in this agreement survives termination or discharge of this agreement.

9.	Administrative provisions

9.1	Notices

All notices, requests, demands, consents, approvals or agreements to or by a party to this agreement:

(a)	must be in writing;

(b)	must be signed by an Authorised Signatory of the sender; and

(c)	will be taken to be duly given or made (in the case of delivery in person or by post or facsimile transmission) when delivered, received or left at the address of the recipient shown in this agreement or to any other address which it may have notified the sender, but if delivery or receipt is on a day on which business is not generally carried on in the place to which the communication is sent or is later than 4 pm (local time), it will be taken to have been duly given or made at the commencement of business on the next day on which business is generally carried on in that place.

9.2	Governing Law and Jurisdiction

This agreement is governed by the laws of New South Wales. Each party submits to the non-exclusive jurisdiction of courts exercising jurisdiction there.

9.3	Assignment by EDS BPA

EDS BPA must not assign this agreement or any right under this agreement unless EDS BPA:

(a)	is not in breach of this agreement;

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(b)	obtains the prior written consent of Westpac and of the registered proprietors of the Premises insofar as their consent is required;

(c)	ensures that the assignee agrees to be bound by all of EDS BPA’s obligations under this agreement; and

(d)	acknowledges that it remains bound by this agreement.

9.4	Assignment by Westpac

Westpac may:

(a)	assign all or part of this agreement to any person as part of a restructure; and

(b)	assign or novate all or part of the rights and obligations under this agreement to any of Westpac’s Related Companies as part of a re-organisation of Westpac’s business.

9.5	Severability Clause

Any provisions of this agreement which are prohibited or unenforceable in any jurisdiction are ineffective to the extent of the prohibition or unenforceability. That does not invalidate the remaining provisions of this agreement nor affect the validity or enforceability of that provision in any other jurisdiction.

9.6	Costs and Expenses

Subject to Westpac’s obligations of payment under clause 5 (including the cost adjustment arrangements referred to in clause 5) and payment by Westpac to EDS BPA of reasonable legal costs incurred by EDS BPA in connection with the negotiation of this agreement, each party shall bear its own expense in relation to the execution, delivery or performance of this agreement.

9.7	Waivers: Remedies Cumulative

No failure on the part of a party to exercise and no delay in exercising any right, power or remedy under this agreement operates as a waiver. Nor does any single or partial exercise of any right, power or remedy preclude any other or further exercise of that or any other right, power or remedy.

10.	Privacy

10.1	Compliance with Privacy Law

(a)	EDS BPA must, in respect of any Regulated Information, comply with such of the following as is applicable to that Regulated Information:

(i)	the Privacy Legislation;

(ii)	any Westpac Policies and Procedures including any privacy policy or approved privacy code which has been adopted by Westpac and previously notified to EDS BPA in writing; and

(iii)	any direction of Westpac regarding how to comply with any such legislation, privacy policy or code.

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(b)	If compliance with (ii) or (iii) would put EDS BPA in breach of the Privacy Legislation:

(i)	EDS BPA must notify Westpac explaining why the breach would occur; and

(ii)	provided EDS BPA gives that notice, EDS BPA will not be required to comply with (ii) or (iii) to the extent that to do so would be a breach of the Privacy Legislation.

10.2	Security

EDS BPA shall adopt the procedures set out in Schedule 5 for the purpose of ensuring that Regulated Information held by it in connection with this agreement is protected against loss, and against unauthorised access, use, modification, disclosure or other misuse.

10.3	Collection, Use and Disclosure of Regulated Information

EDS BPA agrees:

(a)	only to collect Regulated Information as directed by Westpac or specified in schedule 5 and the Procedures Manual, and to collect it in accordance with the procedures specified in schedule 5 and the Procedures Manual;

(b)	without limiting, and subject to, clause 10.2, to take the steps set out in schedule 5 and the Procedures Manual for the purpose of ensuring that Regulated Information used, collected or stored in connection with this agreement, is accurate, up-to-date, complete, relevant and not misleading;

(c)	to use Regulated Information only for the Permitted Use;

(d)	not to disclose Regulated Information without the prior written approval of Westpac except for the purpose of fulfilling its obligations under this agreement or as required by Law;

(e)	in the event that EDS BPA becomes aware that a disclosure of Regulated Information is or may be required by Law, to immediately notify Westpac of that requirement or potential requirement;

(f)	not to transfer Regulated Information outside Australia, or allow anyone outside Australia to have access to it except as required for the purpose of fulfilling EDS BPA’s obligations under this agreement and provided that the Service Provider has taken reasonable steps to ensure that the Regulated Information which is transferred will not be held, used or disclosed by the recipient of the information other than in accordance with this agreement and the Privacy Legislation; and

(g)	not to adopt as an identifier of an Individual an identifier (other than an Australian Business Number) that has been assigned to that Individual by any Agency, as defined in the Australian Privacy Act.

10.4	Notification of Breach

EDS BPA must immediately notify Westpac if EDS BPA becomes aware of a breach of any part of this clause 10 by EDS BPA, any member of the EDS BPA Group, a Subcontractor or any of its or their Personnel.

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10.5	Investigation

EDS BPA must co-operate with any reasonable requests of or direction by Westpac arising directly from, or in connection with, the exercise of the functions of the Commissioner under the Privacy Legislation or otherwise (including the issuing of any guideline concerning the handling of Personal Information).

10.6	Survival

This clause 10 shall continue to have effect after the termination or expiration of this agreement.

10.7	Other privacy regulation

EDS BPA acknowledges that Westpac may have particular obligations in relation to Regulated Information under Part IIIA of the Privacy Act and the Credit Reporting Code of Conduct, under its relationship of banker and customer, under the Banking Code of Practice and under other duties of confidentiality that may arise from time to time (Privacy Obligations). Without affecting any of its other obligations, EDS BPA must, as reasonably directed by Westpac from time to time, act or not act so as to ensure that Westpac does not breach its Privacy Obligations.

10.8	Responsibility

For the avoidance of doubt, Westpac acknowledges that if EDS BPA performs its obligations under this Agreement in accordance with this Agreement (including, without limitation, its obligations under clause 10.1, 10.2 and 10.3), EDS BPA will not be responsible for any loss, misuse, inaccuracy, disclosure, modification or access to, in or of any Regulated Information which may arise notwithstanding the performance of such obligations.

11.	Anti-money laundering

(a)	Subject to paragraph (b), each party (the Provider) must, on the request of any other party (the Recipient), provide the Recipient with any information or document in the Provider’s possession or otherwise readily available to the Provider, where such information or document is required by the Recipient to comply with any applicable anti-money laundering or counter-terrorism financing laws in Australia including any such laws requiring the Recipient to carry out “know your customer” or other identification checks or procedures (Relevant Laws).

(b)	The Provider’s obligations under paragraph (a) are subject to any confidentiality, privacy or other obligations imposed by law on the Provider in relation to the requested information or document, except to the extent overridden by the Relevant Laws.

(c)	Each party must comply with any Relevant Laws applicable to it, to the extent required to comply with its obligations under this agreement. Any party may decline to perform any obligation under this agreement to the extent it forms the view, in its reasonable opinion, that notwithstanding that it has taken all action to comply with any applicable Relevant Laws, it is required by Relevant Laws to decline to perform any such obligation.

(d)	To the maximum extent permitted by law, each party releases, to the extent that it is able, each other party from any confidentiality, privacy or general law obligations that such other party would otherwise owe and which would otherwise prevent such other party from providing any information or documents requested in accordance with this clause.

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12.	GST

The following provisions apply in respect of GST payable under this agreement.

(a)	Unless expressly stated otherwise, all amounts and payments set out in this agreement are exclusive of GST.

(b)	Where GST is imposed on any supply made under this agreement by a party (in this clause the Supplying Party) to another party (in this clause the Receiving Party) the Receiving Party must, subject to paragraph (e), pay to the Supplying Party, in addition to and at the same time as the consideration is payable or to be provided for the supply, an additional amount calculated by multiplying the value of that consideration (without deduction or set-off) by the prevailing GST rate.

(c)	If this agreement is amended following its execution so as to provide for a new supply by the Supplying Party and as a consequence all the GST in respect of that particular supply is payable by the Supplying Party before all the consideration for that supply must be provided by the Receiving Party, the Supplying Party and the Receiving Party must agree to address the timing the payment of GST amounts in respect of that supply so as to minimise the cash flow exposure to both parties.

(d)	The Supplying Party must issue a valid GST tax invoice to the Receiving Party before any payment for a supply by the Supplying Party under this agreement is due. If the Supplying Party does not give the Receiving Party a tax invoice in the approved form in relation to a supply made under this agreement prior to the Receiving Party making a payment of the GST exclusive consideration for that supply, then the Receiving Party:

(i)	will not be required to pay an amount on account of any GST payable at the time of the payment of the GST exclusive consideration; and

(ii)	must pay the amount on account of the GST payable in relation to the supply within 10 business days of receipt of a valid tax invoice in respect of that supply.

(e)	Where an adjustment in relation to a supply under this agreement has occurred, the Supplying Party must give an adjustment note to the Receiving Party no later than 20 Business Days after the earlier of becoming aware of the occurrence of that adjustment event or being requested by the Receiving Party.

(f)	The Supplying Party:

(i)	warrants that the amounts referred to in any tax invoice given by it to the Receiving Party correctly reflects the GST payable on the relevant supply;

(ii)	warrants that the tax invoice complies with all requirements for a tax invoice under the applicable Laws or regulations in the relevant jurisdiction; and

(iii)	must ensure that the tax invoice details the amount of GST paid or payable in respect of the supply to which it relates.

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(g)	If the Receiving Party is obliged to make any deduction or withholding on account of any tax, charge, rate, duty or imposts however described in connection with, and in a jurisdiction relevant to, this agreement, it will withhold the relevant amount from the gross amount due to the Supplying Party and will promptly pay that amount to the relevant authority. The Receiving Party will have no obligation to pay any additional amount to the Supplying Party in relation to the withheld amount. The Receiving Party must provide the Supplying Party a payment summary, receipts or such other documentation in the approved form showing that the full amount of any such deduction or withholding made by it has been paid over to the relevant taxing authority.

(h)	If, at any time during the Term, the GST in any jurisdiction relevant to this agreement is replaced by a consumption tax in the nature of a value added tax or sales tax (new consumption tax), the Receiving Party will pay that new consumption tax as it applies to the payment for any supply under this agreement instead of the GST, provided that the Supplying Party complies with paragraph (e) (modified as necessary so that it applies to the new consumption tax in the same manner as it applied to GST) and complies with the applicable legislation when invoicing the Receiving Party for that new consumption tax.

(i)	If a party (in this paragraph (j) the Payer) is required to make a payment to the other party (in this paragraph (j) the Payee) by way of indemnity or reimbursement under this Agreement, the amount will:

(i)	include any additional amount paid by the Payee on account of GST in respect of any supply made to the Payee by a third party in connection with the circumstance giving rise to the operation of the indemnity or reimbursement;

(ii)	be reduced by the amount of any input tax credit to which the Payee is entitled in respect of the circumstance giving rise to the operation of the indemnity or reimbursement; and

(iii)	be increased in accordance with this clause 12 (if applicable).

(j)	Any term used in this clause 12 and not defined in clause 1.1 has the same meaning given to that term in:

(i)	in respect of GST payable in Australia, the A New Tax System (Goods and Services Tax) Act 1999 (Cth);

(ii)	in respect of GST payable in another jurisdiction, the legislation that governs GST in that jurisdiction and, if a different term is used in that jurisdiction to refer to the same or a similar expression or concept, the term used in this clause will be replaced by the applicable term from the applicable legislation in that jurisdiction.

13.	General Indemnities

13.1	Indemnity by EDS BPA

EDS BPA must indemnify, defend and hold harmless each Westpac Group Company, their employees, agents, successors and assigns, from any and all Damages arising from, in connection with, or based on allegations of, any of the following:

(a)	EDS BPA’s failure to fulfil any obligations to be fulfilled on or after the date of this agreement by EDS BPA under any contracts with third parties entered into by EDS BPA for the purpose of performing the Services;

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(b)	EDS BPA’s breach of:

(i)	any representation and warranty specified in clause 8.1(h); or

(ii)	its obligations with respect to Regulated Information or Privacy Legislation or privacy;

(c)	any Claim whether or not Westpac is liable at law arising as a result of the provision of Services by EDS BPA for the amount the subject of the Claim, which may be made against Westpac by, or on behalf of:

(i)	a State or Territory Payroll Tax Office in respect of any payroll tax or penalties that the office may seek to recover from Westpac in respect of any amounts paid to EDS BPA under this agreement; or

(ii)	any revenue raising authority including the Commissioner of Taxation in respect of any other payment, liability, or penalty that the authority may seek to recover from Westpac in respect of any amounts paid to EDS BPA under this agreement;

(d)	any Claim arising from any third party agreements to which EDS BPA is or becomes a party as a consequence of the operation of this agreement;

(e)	any Claim by any third party against Westpac arising from EDS BPA’s failure to comply with its obligations in clauses 4.1(c) or 4.2;

(f)	any Claim arising from any breach by EDS BPA of its obligations under clause 4.1(b)(ii); or

(g)	EDS BPA acting outside of the scope of its Delegated Credit Authority.

13.2	Indemnity by Westpac

Westpac indemnifies EDS BPA against all Damages that EDS BPA may sustain or incur (including those sustained or incurred as a result of a claim by a third party against EDS BPA or any Related Company) as a result of complying with any specific direction of Westpac which EDS BPA is contractually obliged to comply with under clauses 4.1(b) (Compliance with Laws) or 10 (Privacy).

13.3	Handling third party claims

In the event of a third party Claim to which clause 13.1 applies:

(a)	a party seeking indemnification (“the Indemnified Party”) must promptly notify the other party (“the Indemnifying Party”) in writing as soon as practical following receipt by the Indemnified Party of any Claim to which clause 13.1 applies;

(b)	the Indemnifying Party must promptly admit its obligations under clause 13.1;

(c)	if the Indemnifying Party complies with paragraph (b):

(i)	the other party will give the Indemnifying Party full control over any proceedings and negotiations and full authority to reach any settlement, and will provide assistance reasonably requested by the Indemnifying Party;

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(ii)	the Indemnifying Party may use lawyers of its choice;

(iii)	the Indemnifying Party must, at its cost, ensure that the Claim is promptly and fully defended;

(iv)	in defending the Claim the Indemnifying Party must not unnecessarily or unreasonably take or fail to take any action if to do so would damage the other party’s name and reputation; and

(v)	the Indemnifying Party must obtain the other party’s written approval to any proposed settlement terms before accepting them, and the other party will not unreasonably withhold that approval;

(d)	if, in the other party’s reasonable opinion, the Indemnifying Party is not acting in accordance with paragraphs (c)(iii) or (iv), the other party may, after giving notice to the Indemnifying Party, defend or settle the Claim, in which case the other party will consult with the Indemnifying Party during the proceedings and before settling the Claim;

(e)	if the Indemnifying Party does not comply with paragraph (b), the other party may:

(i)	defend the Claim, and keep the Indemnifying Party informed of the progress;

(ii)	settle the Claim for a commercially reasonable result and must consult with the Indemnifying Party before agreeing to a settlement amount.

13.4	Enforcement of indemnities

It is not necessary for a party to incur expense or make payment before making a claim under an indemnity conferred by this agreement.

13.5	Enforcement of Limitations and Exclusions

Westpac will enforce any limitations and exclusions of liability available to it in respect of any claim to which the indemnity in clause 13.1 may apply. EDS BPA will not be liable to Westpac under the indemnity in clause 13.1 for any Damages suffered by Westpac which Westpac would not have suffered if Westpac had fully complied with its obligations under this clause 13.5.

13.6	Alternative Control Procedure

In the event of a third party Claim to which clause 14.7 applies:

(a)	the party seeking indemnification (“the Indemnified Party”) must properly notify the other party (“the Indemnifying Party”) in writing as soon as practical following receipt by the Indemnified Party of any Claim;

(b)	the provisions of sub -clauses 13.3(b) – (e) shall apply, mutatis mutandis, with reference to clause 14.7;

(c)	notwithstanding paragraph (b) of this clause 14.7, the Indemnified Party will be entitled to control negotiations and proceedings in respect of such claim from the outset if it notifies EDS BPA promptly in writing of its intention to do so, provided that:

(i)	the Indemnifying Party may participate in such negotiations and proceeding at its own cost and expense;

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(ii)	the Indemnified Party must, at its cost, ensure that the claim is promptly and fully defended;

(iii)	in defending the claim, the Indemnified Party must not unnecessarily or unreasonably take or fail to take any action if to do so would damage the other party’s name and reputation;

(iv)	the Indemnified Party will consult with the Indemnifying Party during the negotiation and proceedings;

(v)	the Indemnified Party will not enter into any settlement or compromise of the Claim on any basis without the prior written consent of the Indemnifying Party (which shall not be unreasonably withheld);

(d)	the Indemnifying Party shall cooperate in all respects with the Indemnified Party in connection with such Claim.

14.	Compliance with Regulation AB

14.1	Intent of the Parties, Reasonableness, Costs & Disputes

EDS BPA and Westpac acknowledge and agree that the purpose of this clause 14 is to facilitate compliance by Westpac and each Trust Manager with the provisions of Regulation AB and related rules and regulations of the Commission. Although Regulation AB is applicable by its terms only to offerings of asset backed securities that are registered under the Securities Act, EDS BPA acknowledges that investors in privately offered securities may require to be provided with comparable disclosure in unregistered offerings. References in this agreement to compliance with Regulation AB include provision of comparable disclosure in private offerings.

Westpac shall not exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance by Westpac or a Trust Manager with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act). EDS BPA acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by Westpac in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB to the extent that in Westpac’s reasonable judgment they are necessary in order to effect such compliance.

EDS BPA shall cooperate fully with Westpac to deliver to Westpac any and all statements, reports, certifications, records and any other information necessary in the good faith determination of Westpac to permit Westpac or a Trust Manager to comply with the provisions of Regulation AB, together with such disclosures relating to EDS BPA, any Regulation AB Subservicer and the Receivables and Receivable Securities, or the servicing of the Receivables and the Receivable Securities, reasonably believed by Westpac to be necessary in order to effect such compliance. Westpac shall cooperate with EDS BPA by:

(a)	providing EDS BPA with at least 30 days prior notice of the information which it requires EDS BPA to deliver to Westpac for the purposes of this clause (except in the case of an urgent request from any third party to whom Westpac must provide information for the purpose of compliance with Regulation AB or in the case of information which is otherwise required within a shorter timeframe to facilitate compliance with Regulation AB, in which case Westpac will notify EDS BPA in writing promptly and provide EDS BPA with a reasonable time in which to provide the information to Westpac);

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(b)	promptly making appropriately qualified senior personnel available to consult and meet with EDS BPA in respect of the notification referred to in paragraph (a);

(c)	reasonably limiting such request to information which, in Westpac’s reasonable judgment, is necessary for compliance with Regulation AB; and

(d)	providing EDS BPA with all such documents and information as EDS BPA may reasonably require to establish the basis for such judgement by Westpac.

Notwithstanding this clause 14, EDS BPA will not be obliged under clause 14 to provide Westpac for the purposes of Regulation AB compliance with any information which:

(a)	EDS BPA is prohibited by law or regulation from disclosing to Westpac;

(b)	constitutes a trade secret; or

(c)	cannot be disclosed by EDS BPA without:

(i)	breaching bona fide obligations of confidentiality owed to a third party;

(ii)	materially and adversely effecting the interests of EDS BPA’s customers; or

(iii)	materially and adversely affecting EDS BPA’s interests vis-a-vis its competitors.

EDS BPA and Westpac hereby acknowledge that:

(a)	certain information provided to Westpac by EDS BPA in accordance with this clause 14 may be provided by Westpac to the relevant Trust Manager to facilitate compliance by the Trust Manager with the provisions of Regulation AB and related rules and regulations of the Commission and the accuracy and completeness of such information will be relied on by such Trust Manager;

(b)	the certification provided to Westpac by EDS BPA in accordance with clause 14.5(c) of this Agreement may be provided by Westpac to the person responsible for signing the certification (a “Sarbanes Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of an asset-backed issuer with respect to the transactions contemplated by this Agreement and such responsible person may rely on the certification provided by EDS BPA pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission;

(c)	EDS BPA will only be liable to Westpac (in any respect) and not to any other person (whether a person described in the preceding clauses (a) or (b) or otherwise) in respect of any matter arising out of or related to this Agreement or Westpac’s securitisation program; and

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(d)	in furtherance of the foregoing disclaimer in paragraph (c) above, Westpac will indemnify EDS BPA and any of its affiliates and any of their respective present or former directors, officers, employees and agents (an “indemnified person”), and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses, and related costs, judgments, and any other costs, fees and expenses that any of them may sustain from any action of any third party taken directly against an indemnified person and which arises out of or is related to this Agreement or Westpac’s securitisation program provided that this clause (d) shall not limit Westpac’s own rights, if any, to seek recovery from EDS BPA in respect of this Agreement (including, without limitation, the indemnity in clause 13.1(c) and clause 14.7).

In determining questions of materiality under this clause 14, an item or items should be considered “material” if it (or they) would individually or in the aggregate be material to an investor in an asset-backed security.

14.2	Additional Representations and Warranties of EDS BPA

(a)	EDS BPA represents and warrants to Westpac that as at the date of this Agreement, it does not provide and has not provided any services in respect of the securitisation of residential housing loans for any entity other than Westpac or The Mortgage Company Pty Limited.

(b)	If:

(i)	EDS BPA subsequently provides services in respect of the securitisation of residential housing loans to any entity other than Westpac or The Mortgage Company Pty Limited; and

(ii)	EDS BPA has become obliged to provide Westpac with information under clause 14.3,

EDS BPA shall, within five Business Days following a request in writing from Westpac, confirm in writing the accuracy of the representations and warranties set forth in paragraph (c)(i), (ii), and (iii) of this clause 14.2 or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

(c)	EDS BPA shall be deemed to represent to Westpac as of the date on which it complies with the request in clause 14.2(b) that, except as disclosed in writing to Westpac prior to such date:

(i)	EDS BPA is not aware and has not received notice that any default, early amortisation or other performance triggering event has occurred as to any other securitisation due to any act or failure to act of EDS BPA;

(ii)	EDS BPA has not been terminated as servicer in a residential housing loan securitisation, either due to a servicing default or to application of a servicing performance test or trigger; and

(iii)	no material noncompliance with the applicable servicing criteria with respect to other securitisations of residential housing loans involving EDS BPA as servicer has been disclosed or reported by EDS BPA.

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(d)	EDS BPA shall be deemed to represent to Westpac, as of the date on which information is first provided to Westpac under clause 14.3 and thereafter as at the date fourteen days after Westpac notifies EDS BPA in writing that Westpac proposes to enter into a transaction in respect of Receivables or Receivable Securities that, except as disclosed in writing to Westpac prior to such date, that:

(i)	no material changes to EDS BPA’s policies or procedures with respect to the servicing function it will perform under this agreement and for loans of a type similar to the Receivables have occurred during the three-year period immediately preceding the date of the deemed representation of this clause 14.2(a);

(ii)	there are no aspects of EDS BPA’s financial condition that could have a material adverse effect on the performance by EDS BPA of its servicing obligations under this agreement;

(iii)	there are no material legal or governmental proceedings pending (or known to be contemplated) against EDS BPA or any Regulation AB Subservicer; and

(iv)	there are no affiliations, relationships or transactions relating to EDS BPA or any Regulation AB Subservicer with respect to the transactions contemplated by this agreement and any party thereto identified by Westpac of a type described in Item 1119 of Regulation AB.

14.3	Information to be provided by EDS BPA

(a)	EDS BPA shall:

(i)	within five Business Days following request by Westpac, provide to Westpac (or cause each Regulation AB Subservicer, if any, to provide), in writing and in form and substance reasonably satisfactory to Westpac, the information and materials specified in paragraphs (b), (c), (d) and (f) of this clause 14.3, and

(ii)	as promptly as practicable following notice to or discovery by EDS BPA, provide to Westpac (in writing and in form and substance reasonably satisfactory to Westpac) the information specified in paragraph (d) of this clause 14.3.

(b)	If so requested by Westpac, EDS BPA shall provide such information regarding:

(i)	itself; and

(ii)	as applicable, each Regulation AB Subservicer, as is necessary in Westpac’s reasonable judgment for the purpose of compliance with Items 1103(a)(1), 1105, 1110, 1117 and 1119 of Regulation AB. Such information may include, at a minimum:

(A)	a description of any material legal or governmental proceedings pending (or known to be contemplated) against EDS BPA and any Regulation AB Subservicer; and

(B)	a description of any affiliation or relationship between EDS BPA, any Regulation AB Subservicer and any of the following parties to a Securitisation Transaction, as such parties are identified to EDS BPA by Westpac in writing in advance of such Securitisation Transaction:

(1)	the sponsor;

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(2)	the depositor, which includes any Trust Manager;

(3)	any issuing entity which includes any Trust;

(4)	any servicer;

(5)	any trustee;

(6)	any originator;

(7)	any significant obligor;

(8)	any enhancement or support provider; and

(9)	any other material transaction party.

(c)	If so requested by Westpac, EDS BPA shall provide such information regarding EDS BPA, as servicer of the Receivables, and each Regulation AB Subservicer, if any (each of EDS BPA and each Regulation AB Subservicer, if any, for purposes of this paragraph (c) only, a Servicer), as is necessary in Westpac’s reasonable judgment for the purpose of compliance with Item 1108 of Regulation AB. Such information shall include, at a minimum:

(i)	the Servicer’s form of organisation;

(ii)	a description of how long the Servicer has been servicing residential housing loans; a general discussion of the Servicer’s experience in servicing assets of any type as well as a more detailed discussion of the Servicer’s experience in, and procedures for, the servicing function it will perform under this agreement; information regarding the size, composition and growth of the Servicer’s portfolio of residential housing loans of a type similar to the Receivables and information on factors related to the Servicer that may be material, in the good faith judgment of Westpac, to any analysis of the servicing of the Receivables or the related asset-backed securities, as applicable, including, without limitation:

(A)	whether any prior securitisations of housing loans of a type similar to the Receivables involving the Servicer have defaulted or experienced an early amortisation or other performance triggering event because of servicing during the three-year period immediately preceding the date of the request;

(B)	the extent of outsourcing the Servicer utilises;

(C)	whether there has been previous disclosure of material noncompliance with the applicable servicing criteria with respect to other securitisations of residential housing loans involving the Servicer as a servicer during the three-year period immediately preceding the date of the request;

(D)	whether the Servicer has been terminated as servicer in a residential housing loan securitisation, either due to a servicing default or to application of a servicing performance test or trigger; and

(E)	such other information as Westpac may reasonably require for the purpose of compliance with Item 1108(b)(2) of Regulation AB;

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(iii)	a description of any material changes during the three-year period immediately preceding the date of the request to the Servicer’s policies or procedures with respect to the servicing function it will perform under this agreement for housing loans of a type similar to the Receivables;

(iv)	information regarding the Servicer’s financial condition, to the extent that there is a material risk that an adverse financial event or circumstance involving the Servicer could occur and have a material adverse effect on the performance by the Servicer of its servicing obligations under this agreement;

(v)	information regarding advances made by the Servicer on the Receivables and the Servicer’s overall servicing portfolio of residential housing loans for the three-year period immediately preceding the date of the request, which may be limited to a statement by an authorised officer of the Servicer to the effect that the Servicer has made all advances required to be made on residential housing loans serviced by it during such period, or, if such statement would not be accurate, information regarding the percentage and type of advances not made as required, and the reasons for such failure to advance; and

(vi)	a description of the Servicer’s processes and procedures designed to address any special or unique factors involved in servicing loans of a similar type as the Receivables.

(d)	If so requested by Westpac for the purpose of satisfying reporting obligations under the Exchange Act with respect to any class of asset-backed securities, EDS BPA shall (or shall cause each Regulation AB Subservicer, if any, to):

(i)	notify Westpac in writing of (A) any material litigation or governmental proceedings pending against EDS BPA or any Regulation AB Subservicer and (B) any affiliations or relationships that develop following the date of this agreement between EDS BPA or any Regulation AB Subservicer, if any, and any of the parties specified in sub paragraph (b)(ii)(B) of this clause 14.3 (and any other parties identified in writing by the requesting party) with respect to the issuance of a Securitisation Transaction; and

(ii)	provide to Westpac a description of such proceedings, affiliations or relationships.

(e)	In the event of the succession to EDS BPA or any Regulation AB Subservicer, if any, as servicer or subservicer under this agreement by any person:

(i)	into which EDS BPA or such Regulation AB Subservicer, if any, may be merged or consolidated; or

(ii)	which may be appointed as a successor to EDS BPA or, if applicable, any Regulation AB Subservicer,

EDS BPA shall provide to Westpac:

(iii)	written notice to Westpac of such succession or appointment; and

(iv)	in writing and in form and substance reasonably satisfactory to Westpac, all information required by Westpac in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities, as soon as reasonably practicable upon EDS BPA becoming aware of such succession or appointment and, in any event, by no later than the effective date of such succession or appointment.

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The term “effective date” of any such succession or appointment as used in this clause 14.3(e) shall refer to the date such succession or appointment is legally completed, and shall not refer to the date on which such succession or appointment is announced nor to the date that any agreement to consummate such a succession or appointment is entered into, and the term “merger or consolidation,” as used in this clause 14.3 does not include any change in identity, or any merger or consolidation, of any direct or indirect owner of EDS BPA.

(f)	In addition to such information as EDS BPA, as servicer, is obligated to provide pursuant to other provisions of this agreement, if so requested by Westpac, EDS BPA shall provide such information regarding the performance or servicing of the Receivables as is necessary in Westpac’s reasonable judgment to facilitate preparation of distribution reports in accordance with Item 1121 of Regulation AB. Such information shall be provided concurrently with the monthly reports otherwise required to be delivered to Westpac pursuant to paragraph (a) of schedule 3 to this agreement.

14.4	Servicer Compliance Statement

On or before 15 November of each calendar year EDS BPA shall deliver to Westpac a statement of compliance and signed by an authorised officer of EDS BPA, to the effect that (i) a review of EDS BPA’s activities during the immediately preceding financial year ended 30 September (or applicable portion thereof) and of its performance under this agreement during such period has been made under such officer’s supervision, and (ii) to the best of such officers’ knowledge, based on such review, EDS BPA has fulfilled all of its obligations under this agreement in all material respects throughout such financial year ended 30 September (or applicable portion thereof) or, if there has been a failure to fulfil any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof.

14.5	Report on Assessment of Compliance and Attestation

(a)	On or before 15 November of each calendar year EDS BPA shall:

(i)	deliver to Westpac a report (in form and substance reasonably satisfactory to Westpac) regarding EDS BPA’s assessment of compliance with the Servicing Criteria during the immediately preceding financial year ended 30 September as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be signed by an authorised officer of EDS BPA and shall address each of the Servicing Criteria specified on a certification substantially in the form of schedule 5 delivered to Westpac concurrently with the execution of this agreement;

(ii)	deliver to Westpac a report of a registered public accounting firm reasonably acceptable to Westpac that attests to, and reports on, the assessment of compliance made by EDS BPA and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

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(iii)	cause each Regulation AB Subservicer, if any, and each Regulation AB Subcontractor, if any, determined by EDS BPA pursuant to clause 14.6(b) to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, to deliver to Westpac an assessment of compliance and accountants’ attestation as and when provided in paragraphs (a) and (b) of this clause 14.5; and

(iv)	if requested by Westpac, not later than 15 November of the calendar year in which such certification is to be delivered, deliver to Westpac a certification in the form attached hereto as schedule 6.

Westpac will not request delivery of a certification under paragraph (a)(iv) above unless the relevant Trust Manager is required under the Exchange Act to file an annual report on Form 10-K with respect to an issuing entity whose asset pool includes Receivables.

(b)	Each assessment of compliance provided by a Regulation AB Subservicer, if any, pursuant to this clause 14.5 shall address each of the Servicing Criteria specified on a certification substantially in the form of schedule 6 hereto delivered to Westpac concurrently with the execution of this agreement or, in the case of a Regulation AB Subservicer, if any, subsequently appointed as such, on or prior to the date of such appointment. An assessment of compliance provided by a Regulation AB Subcontractor pursuant to clause 14.5(a)(iii) need not address any elements of the Servicing Criteria other than those specified by EDS BPA pursuant to clause 14.6.

(c)	Westpac acknowledges that, as at the date of this Agreement, Brambles Australia Limited is the only Subcontractor appointed by EDS BPA that will participate in the servicing function as defined in Regulation AB. Both Westpac and EDS BPA further agree that EDS BPA shall assume the reporting duties for Brambles Australia Limited as a vendor to EDS BPA, as such duties are described by Regulation AB and all relevant Commission interpretative guidance.

14.6	Use of Regulation AB Subservicers and Regulation AB Subcontractors

(a)	EDS BPA shall not hire or otherwise utilise the services of any Regulation AB Subservicer to fulfil any of the obligations of EDS BPA as servicer under this agreement unless EDS BPA complies with the provisions of paragraph (b) of this clause 14.6. EDS BPA shall not hire or otherwise utilise the services of any Regulation AB Subcontractor, and shall not permit any Regulation AB Subservicer to hire or otherwise utilise the services of any Regulation AB Subcontractor, to fulfil any of the obligations of EDS BPA as servicer under this agreement unless EDS BPA complies with the provisions of paragraph (c) of this clause 14.6.

(b)

EDS BPA shall cause any Regulation AB Subservicer used by EDS BPA (or by any Regulation AB Subservicer) for the benefit of Westpac to comply with the provisions of this clause 14.6 and with clauses 14.2, 14.3(c), (d) and (e), 14.4 and 14.5 of this agreement to the same extent as if such Regulation AB Subservicer were EDS BPA, and to provide the information required with respect to such Regulation AB Subservicer under clause 14.3(d) of this agreement. EDS BPA shall be responsible for obtaining from each Regulation AB Subservicer and delivering to Westpac any servicer compliance statement required to be delivered by such Regulation AB Subservicer under clause 14.4, any assessment of

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compliance and attestation required to be delivered by such Regulation AB Subservicer under clause 14.5 and any certification required to be delivered under clause 14.5 as and when required to be delivered.

(c)	EDS BPA shall promptly upon request provide to Westpac a written description (in form and substance satisfactory to Westpac) of the role and function of each Regulation AB Subcontractor utilised by EDS BPA or any Regulation AB Subservicer, specifying:

(i)	the identity of each such Regulation AB Subcontractor;

(ii)	which (if any) of such Regulation AB Subcontractors are “participating in the servicing function” within the meaning of Item 1122 of Regulation AB; and

(iii)	which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Regulation AB Subcontractor identified pursuant to sub-paragraph (ii).

(d)	As a condition to the utilisation of any Regulation AB Subcontractor determined to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, EDS BPA shall cause any such Regulation AB Subcontractor used by EDS BPA (or by any Regulation AB Subservicer) for the benefit of Westpac to comply with the provisions of clauses 14.5 to the same extent as if such Regulation AB Subcontractor were EDS BPA. EDS BPA shall be responsible for obtaining from each Regulation AB Subcontractor and delivering to Westpac any assessment of compliance and attestation required to be delivered by such Regulation AB Subcontractor under clause 14.5, in each case as and when required to be delivered.

(e)	Westpac acknowledges that, as at the date of this Agreement, Brambles Australia Limited is the only Subcontractor appointed by EDS BPA that will participate in the servicing function as defined in Regulation AB. Both Westpac and EDS BPA further agree that EDS BPA shall assume the reporting duties for Brambles Australia Limited as a vendor to EDS BPA, as such duties are described by Regulation AB and all relevant Commission interpretative guidance.

14.7	Indemnification

(a)	Subject to clause 7.2, EDS BPA shall indemnify Westpac and its directors, employees, successors and assigns and shall hold each of them harmless from and against any losses, damages, penalties, reasonable legal fees, expenses, related costs and judgments that any of them may sustain in respect of a claim, demand, proceedings or other action by any third party against Westpac arising out of or based upon:

(i)	any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, accountants’ letter or other material provided in written or electronic form under this clause 14 by or on behalf of EDS BPA, or provided under this clause 14 by or on behalf of any Regulation AB Subservicer or Regulation AB Subcontractor (collectively, the EDS BPA Information); or

Sub-Servicing Agreement

(ii)	the omission or alleged omission to state in the EDS BPA Information a material fact required to be stated in the EDS BPA Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

provided, by way of clarification, paragraph (B) shall be construed solely by reference to the EDS BPA Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the EDS BPA Information or any portion thereof is presented together with or separately from such other information;

(b)	any failure by EDS BPA, any Regulation AB Subservicer or any Regulation AB Subcontractor to deliver any information, report, certification, accountants’ letter or other material when and as required under this clause 14, including any failure by EDS BPA to identify pursuant to clause 14.6(c) any Regulation AB Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB.

15.	DISPUTE RESOLUTION

15.1	Notice

A party claiming that a dispute, difference or question arising out of this agreement (‘Dispute’) has arisen must notify the other party in writing giving details of the Dispute (‘Notification’).

15.2	Escalation

The parties will attempt to resolve all Disputes by negotiations using the escalation procedure which applies generally between the parties.

15.3	Expert determination or mediation

If the parties cannot resolve the Dispute within 30 days after the Notification is given, either party may refer the Dispute to:

(a)	expert determination, if the parties have agreed under a provision of this Agreement or if they agree, at the time the Dispute arises, to attempt to resolve the Dispute by expert determination; or

(b)	mediation, if:

(i)	another provision of this Agreement does not require that the Dispute be referred for expert determination and the parties do not agree to submit the Dispute to expert determination in accordance with paragraph (a); or

(ii)	the parties agree to resolve the Dispute by mediation.

15.4	Expert determination criteria

If a Dispute is referred for expert determination under this clause the expert must make a determination by reference to what is reasonable in the context of the overall transaction.

Sub-Servicing Agreement

15.5	Selection of expert or mediator

The parties will attempt, promptly and in good faith, to agree an appropriate expert or mediator. If they are unable to agree within 7 days after the dispute has been referred for expert determination or mediation under clause 15.4, the expert or mediator will be a person nominated, at the request of either party, by the Australian Commercial Disputes Centre (‘ACDC’).

15.6	Procedure

Each expert determination and mediation conducted in accordance with this clause will be conducted in accordance with the relevant rules and procedures of the ACDC. The parties agree that a determination made by an expert will not be binding on either party. Once a determination has been made, the parties will recommence negotiation to attempt to resolve the Dispute and, if they fail, either party may initiate court proceedings.

15.7	Release if other party breaches

If, in relation to a Dispute, a party breaches any provision of this clause 15, the other party need not comply with those clauses in relation to that Dispute.

15.8	Obligations continue

WBC and the Supplier must continue to perform their respective obligations under this Agreement pending the resolution of a Dispute.

15.9	Costs

Each party must bear its own costs of complying with this clause 15.

15.10	Court proceedings

A party must not start court proceedings (except proceedings seeking interlocutory relief) until 30 days after the Dispute has been referred for mediation or expert determination.

Sub-Servicing Agreement

Executed as an agreement.

Each attorney executing this agreement states that he has no notice of revocation or suspension of his power of attorney.

Westpac

SIGNED on behalf of	)
WESTPAC BANKING CORPORATION	)
by its attorneys	)
in the presence of:	)	/s/ Andrew Carriline
Signature

/s/ Michelle Trevetha		Andrew Carriline
Witness		Print name

Michelle Trevetha		/s/ G.P.D. Rennie
Print name		Signature

G.P.D. Rennie
Print name

EDS BPA

SIGNED for and on behalf of	)
EDS (BUSINESS PROCESS	)
ADMINISTRATION) PTY LIMITED	)
)
in the presence of:	)	/s/ Mark J. DeBenedictus
Signature

/s/ C.W.C Barton		Mark J. DeBenedictus
Witness		Print name

C.W.C Barton
Print name

Sub-Servicing Agreement

Schedule 1

Receivables Register Information

The Receivables Register shall contain the following information in relation to each Mortgage.

1.	Name and address of the relevant Obligor(s).

2.	Account/reference number of the loan under the relevant loan document, letter of offer or terms and conditions.

3.	The title reference for the relevant Mortgaged Property.

4.	Such other information as EDS BPA and Westpac may agree from time to time.

5.	The registered dealing number of that Mortgage from the relevant Land Titles Office together with:

(a)	in respect of Mortgaged Property in New South Wales, the volume and folio number(s) for the Mortgaged Property;

(b)	in respect of Mortgaged Property in Queensland, a description of the lot, county, parish and title reference(s) of the Mortgaged Property;

(c)	in respect of Mortgaged Property in Western Australia:

(i)	lot and diagram/plan/strata plan number(s) or location name and number(s); and

(ii)	volume and folio number(s) or crown lease number(s);

(d)	in respect of Mortgaged Property in South Australia, the volume and folio number(s) for the Mortgaged Property;

(e)	in respect of Mortgaged Property in Tasmania, the volume and folio number(s) for the Mortgaged Property;

(f)	in respect of Mortgaged Property in the Australian Capital Territory district/division, section, block, unit, volume and folio number(s) for the Mortgaged Property;

(g)	in respect of Mortgaged Property in the Northern Territory, the Receivables Register, volume, folio, location, lot description, plan and unit for the Mortgaged Property;

(h)	in respect of Mortgaged Property in Victoria, the volume and folio number(s) for the Mortgaged Property.

Sub-Servicing Agreement

Schedule 2

Audit

1.	Each audit referred to in clause 3.3 shall involve a review of the following:

(a)	the custodial procedures adopted by EDS BPA;

(b)	that the Relevant Documents are capable of identification and imaging on receipt by or on behalf of EDS BPA;

(c)	that controls exist such that the Relevant Documents may not be removed or tampered with except with appropriate authorisation; and

(d)	that an appropriate tracking system is in place such that the location of the Relevant Documents can be detected at any time.

2.	The Auditor will:

(a)	select a sample of Receivables and review and confirm the identity of all Relevant Documents for those Receivables (including the applicable Receivable Security documents, and any Certificate of Title if issued); and

(b)	for audits conducted after 1 January 2007, select a sample of those Relevant Documents to confirm the quality, accuracy and currency of the imaging of the Relevant Documents in that sample.

3.	The Auditor’s certificate referred to in clause 3.3 will set out whether any errors detected by the Auditor in the relevant audit were the result of isolated non-compliance with the control system established by EDS BPA under this agreement or result from a weakness in that control system.

4.	The Auditor’s certificate referred to in clause 3.3 will grade the custodial performance of EDS BPA under this agreement based on the following grades.

(A)	Good—All control procedures and accuracy of information in respect of Relevant Documents completed without exception, other than immaterial and occasional variances.

(B)	Satisfactory—Minor exceptions to compliance with control procedures and accuracy of information in respect of Relevant Documents

(C)	Improvement required—Base internal controls are in place but a number of issues were identified that need to be resolved for controls to be considered adequate; and testing of the relevant information in respect of Relevant Documents identified a number of minor exceptions to compliance which are the result of non-compliance with the control system

(D)	Adverse—Major deficiencies in internal controls and the relevant information in respect of the Relevant Documents were identified.

Sub-Servicing Agreement

Schedule 3

Services

EDS BPA will do the following.

(a)	Identify and reconcile Collections daily by Relevant Trust.

(b)	Sweep Collections daily to relevant Collection Accounts in accordance with this agreement.

(c)	Reconcile daily Collections to Westpac.

(d)	Reconcile daily sweeps to applicable Collection Accounts and account for all other transactions.

(e)	Reconcile movement and static account balances for all Collection Accounts.

(f)	Identify and reconcile differences in appropriate internal accounts of Westpac and EDS BPA (the General Ledger).

(g)	Identify and reconcile any adjustments outside normal balancing.

(h)	Prepare daily funding entries for originations and servicing.

(i)	Reconcile daily funding to daily drawings by Relevant Trusts at an account level.

(j)	Manage all servicing events on Receivables and Related Securities in accordance with the appropriate Servicing Matrix and servicing checklist as approved by Westpac. Perform appropriate Relevant Trust action.

(k)	Perform and reconcile Receivable sales and repurchases and refinances and split loans.

(l)	Reconcile systems to the General Ledger on a monthly basis.

(m)	Prepare monthly Relevant Trust reconciliations at cut off.

(n)	Produce monthly management reporting certificate.

(o)	Produce monthly collateral and reporting as required by any Trust Manager and Westpac.

(p)	Produce monthly management reporting for each Trustee and Westpac.

(q)	Perform monthly and quarterly Relevant Trust remittances.

(r)	Prepare pool insurance refunds requests and reconcile refunds paid.

(s)	Reconcile pool sales.

(t)	Manage the reopening of closed Receivables.

(u)	Manage changes in payment type on Receivables.

(v)	Assist with any due diligence tours/visits for sales of Receivables including the involvement of senior management presentations. Visits may include but are not limited to rating agencies, US counsel, Underwriters etc.

(w)	Maintain the servicing function in order to pass all due diligence visits and reviews.

(x)	Prepare the Receivables Register monthly, annually and 90 days post sale.

Sub-Servicing Agreement

(y)	Maintain custodian arrangements to meet the representation and warranties contained within the legal transaction documentation.

(z)	Assist with the legally required annual external audit of the custodian function maintaining the ‘no exception’ custody audit results.

(aa)	Assist with any Westpac audits of Westpac’s securitisation areas and provide copies of the audit reports to Westpac’s Group Securitisation section.

(bb)	Provide support to each Trust Manager and Westpac in resolving issues regarding Receivables and Related Securities.

(cc)	Provide the servicing assistance with any repurchases of Receivables and/or Related Securities.

(dd)	Provide the support and assistance with any clean-up of a securitisation transaction (ie effectively a repurchase).

(ee)	Maintain regular contact with Westpac’s Group Securitisation.

(ff)	Obtain upfront approval from Westpac’s Group Securitisation in relation to any operational change in policy, procedures and processes, including but not limited to processes regarding checklists, system changes, Servicing Matrix, custodial procedures etc.

(gg)	Provide support to each Trust Manager and Westpac in matters relating to systems and EDS BPA’s operations.

(hh)	Provide input files that will be compatible with all securitisation systems being used, including STARS and In-house Pooling System (IPS).

(ii)	Keep all records in relation to the Receivables required in accordance, where applicable, with Sections IIA and IIB of the Land Title Act 1994 (Qld) and give access to those records to Westpac or the relevant Trustee on request if required by Westpac or that Trustee to comply with the Land Title Act 1994 (Qld).

Sub-Servicing Agreement

Schedule 4

Initial Securitisation Agreements

Name: Master Trust Deed WST Trusts

Dated: 14th February 1997

Parties:

Westpac Securities Administration Limited

The Mortgage Company Pty Limited

Name: Westpac Securitisation Trusts Servicing Agreement

Dated: 12 March 2002

Parties:

Westpac Securities Administration Limited

Westpac Banking Corporation

Westpac Securitisation Management Pty Limited

(as acceded to by JP Morgan Trust Australia Limited or any other issuer trustee from time to time)

Sub-Servicing Agreement

Schedule 5

Privacy Compliance

1.	EDS BPA will comply with the procedures set out in this schedule and the Procedures Manual in relation to the collection, use, handling, storage and disclosure of Personal Information.

2.	EDS BPA undertakes before using Regulated Information in connection with Services to ensure that the Regulated Information is accurate, up-to-date, complete and relevant to the purpose for which it is to be used, subject always to the Permitted Use.

3.	EDS BPA will ensure that each employee of EDS BPA who has access to any Regulated Information:

(a)	is aware that the Regulated Information is confidential information which may only be accessed, used, modified, disclosed or otherwise dealt with in accordance with this agreement, and

(b)	has received appropriate training to ensure he or she understands his or her obligations and EDS BPA will provide to Westpac on request details of the nature, content and frequency of such training and evidence the training has occurred.

4.	EDS BPA undertakes:

(a)	to permit individuals to have access to any Personal Information about themselves held by EDS BPA in connection with this agreement in the circumstances set out in, and in accordance with the procedures specified in the Procedures Manual;

(b)	to correct or update any Regulated Information within 24 hours of, and in accordance with, any request by Westpac to do so;

(c)	if an individual asserts or alleges that any Personal Information about him or her is not accurate, complete or up-to-date, comply with the procedures specified in the Procedures Manual; and

(d)	if it otherwise believes or has reasonable grounds to suspect that any Regulated Information held by EDS BPA is inaccurate to update/notify Westpac.

Sub-Servicing Agreement

Schedule 6

Servicing Criteria To Be Addressed In Assessment Of Compliance

The assessment of compliance to be delivered by EDS (Business Administration) Pty Limited shall address, at a minimum, the criteria identified below as “Applicable Servicing Criteria”:

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA
Reference	Criteria
General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the Sub-Serving Agreement.	Not EDS BPA

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.	Not EDS BPA

1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.	Not EDS BPA

Cash Collection and Administration

1122(d)(2)(i)	Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.	X

Sub-Servicing Agreement

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA
Reference	Criteria

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X

1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.	Not EDS BPA

1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.	Not EDS BPA

1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.	Not EDS BPA

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X

1122(d)(2)(vii)

Reconciliations are prepared on a monthly basis for all asset-backed securities rela ted bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

X

Sub-Servicing Agreement

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA
Reference	Criteria
Investor Remittances and Reporting

1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the servicer.	X (PARAGRAPHS (B) AND (D) ONLY)

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	Not EDS BPA

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the servicer’s investor records, or such other number of days specified in the transaction agreements.	Not EDS BPA

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	Not EDS BPA

Pool Asset Administration

1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related asset pool documents.	X

1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements	X

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X

1122(d)(4)(iv)	Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.	X

Sub-Servicing Agreement

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA
Reference	Criteria

1122(d)(4)(v)	The servicer’s records regarding the pool assets agree with the servicer’s records with respect to an obligor’s unpaid principal balance.	X

1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.	X

1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.	Not EDS BPA

1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).	Not EDS BPA

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	X

1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans or such other number of days specified in the transaction agreements.	Not EDS BPA

Sub-Servicing Agreement

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA
Reference	Criteria

1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.	Not EDS BPA

1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.	X

1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.	Not EDS BPA

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectable accounts are recognized and recorded in accordance with the transaction agreements.	Not EDS BPA

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	Not EDS BPA

EDS (Business Process Administration) Pty Limited

Date:

By:

Name:

Sub-Servicing Agreement

EDS BPA (Business Process Administration) Pty Limited (ACN 095 806 125) (the Asserting Party) is responsible for assessing compliance as of [*] and for the period from [*] (the date of the [Trust name] transaction subject to the requirements of Regulation AB) through [*] (the Report Period) with the servicing criteria set forth in Section 229.1122(d) of the Code of Federal Regulations (the CFR), except for criteria 229.1122(d)(1)(i); 1122(d)(1)(iii); 1122(d)(1)(iv); 1122(d)(2)(iii); 1122(d)(2)(iv); 1122(d)(2)(v); 1122(d)(3)(i)(A), (C) & (E); 1122(d)(3)(ii); 1122(d)(3)(iii); 1122(d)(3)(iv); 1122(d)(4)(vii); 1122(d)(4)(viii); 1122(d)(4)(x); 1122(d)(4)(xi); 1122(d)(4)(xiv); 1122(d)(4)(xv) in the CFR, which the Asserting Party has concluded are not applicable to the servicing activities it performs with respect to the asset-backed securities transactions covered by this report (the Applicable Servicing Criteria). The transactions covered by this report include asset-backed securities transactions for which the Asserting Party served as [*] that are backed by the same asset type backing the class of asset-backed securities of the [Trust name] (including the [Trust name] asset-backed securities transaction), that were completed on or after January 1, 2007 and that were registered with the SEC pursuant to the Securities Act of 1933 (the Platform).

The Asserting Party has assessed its compliance with the Applicable Servicing Criteria as of [*] and for the Reporting Period and has concluded that the Asserting Party has complied, in all material respects, with the Applicable Servicing Criteria with respect to the Platform taken as a whole.

[*], an independent registered public accounting firm, has issued an attestation report on the assessment of compliance with the Applicable Servicing Criteria as of [September 30, 200[*]] and for the Reporting Period as set forth in this assessment.

Sub-Servicing Agreement

Schedule 7

Servicing Matrix

NOTE: ALL SECURITISED LOANS ARE MORTGAGE INSURED							SERVICING CONTROL PROCESS
SERVICING EVENT	CHECKS IN EXISTING PROCESS	SECURITISATION AUDIT REQUIREMENTS	COMPLETE PRE- SERVICING CHECKLIST	NOTIFY TRUST MANAGER	PAYOUT/ REFINANCE/ SELL TO Warehouse/ KEEP IN POOL/ REPURCHASE	SELL TO Warehouse ACTION	KEEP LOAN IN SECURITISED POOL ACTION	Processed by Branch or EDSCS(Dept)	Feature allowed - Premium Option	Feature allowed - Special Offer Fixed Option

Where YES, Trust Manager to advise on further action if necessary

PORTABILITY

- Simultaneous	Mortgage Insurer and Guarantor consent and credit approval within existing process.	Servicing reaudit Sections A,B,C,D,E,I,J if applicable	YES	YES if required by Servicing Checklist or Servicing Re-Audit	Sell to Warehouse if reject on re-audit for title or security reject. Otherwise keep in pool.

Securitisation to

advise Trust

Manager

of Portability.

Trust Manager

advises

Investor Reporting

to sell to

Warehouse

or Repurchase.

Move packet to new

location in vault if applicable.

Can be included

in a later pool

when security substitution is finalised.

							NO action required if new security passes audit.	EDSCS LMI - Portability	YES	YES

- Deferred	Mortgage Insurer and guarantor consent and credit approval within existing process.	Servicing reaudit Sections A,B,C,D,E,I,J if applicable	YES	YES if required by Pre-Servicing Checklist or Servicing Re-Audit	Sell to Warehouse.

Securitisation to

advise Trust

Manager

of Portability.

Trust Manager

advises

Investor Reporting

to sell to

Warehouse

or Repurchase.

Move packet to new location in vault if applicable.

Can be included

in a later pool

when security substitution is finalised.

							N/A	EDSCS LMI - Portability	YES if Premium in combination with fixed rate loan	YES

TOP UP

- Refinance through GOE	Refinance through GOE	Full audit	YES	YES if required by Pre-Servicing Checklist or Servicing Re-Audit	Payout and Refinance	N/A	N/A	EDSCS LAE Unit	YES	Only available after conversion to a Premium Option Home Loan

- Top Up	Can only be done if criteria are met.	Servicing reaudit Sections A,B,C,D,E,I,J if applicable	YES	YES if required by Pre-Servicing Checklist or Servicing Re-Audit	Sell to Warehouse.	Top Up’s to advise Investor Reporting of Top Up. Investor Reporting to sell to Warehouse if applicable. Move packet to new location in vault if applicable.	N/A	Branch, EDSCS LMI, EDSCS LAE Unit and Top Up Credit Manager at State Credit Centre	YES if criteria are met.	Only available after conversion to a Premium Option Home Loan and only if criteria are met.

SWITCHES

- One to One switch (eg fixed to variable or variable to fixed, single loan, FOHL to POHL)	Mortgage Insurer and guarantor consent within existing process otherwise loan must be refinanced through GOE.	Servicing reaudit Sections A,B,C,D,E,I,J if applicable	NO	YES if required by Pre-Servicing Checklist or Servicing Re-Audit	Keep in Pool	N/A	NO action required	EDSCS LMI	YES	YES

- One to One switch to Equity Access Loan-single loan only	Refinance through GOE	Full audit	NO	YES	Payout and Refinance	N/A	N/A	Origination process	YES	YES

- Switch to Combination Loan excluding Equity Access Loan	Refinance through GOE	Full audit	NO	YES if required by Pre-Servicing Checklist or Servicing Re-Audit	Payout and Refinance	N/A	N/A	Origination process	YES	YES

- Switch to Combination Loan including Equity Access Loan	Refinance through GOE	Full audit	NO	YES	Payout and Refinance	N/A	N/A	Origination process	YES	YES

Switch to Mortgage Offset from Premium Option	Refinance through GOE	Full audit	YES	YES	Refinance	N/A	N/A	EDSCS LMI or VRB Unit	YES	NO

One to One switch to Rocket Home Loan - single loan only	Refinance through GOE	N/A	YES	YES	Repurchase	N/A	N/A	EDSCS LMI	NO	NO

REDRAW	Branch to confirm redraw ability with EDSCS Customer Service	NO audit required. Packet may be accessed to check if authorities are held and to insert authorities if necessary.	NO	YES if required by Pre-Servicing Checklist or Servicing Re-Audit	Keep in Pool	N/A	NO action required	Branch. EDSCS approval required. EDSCS LMI to change flag if necessary.	YES	Only available after conversion to a Premium Option Home Loan

CHANGE IN OWNER OCCUPIED STATUS	Mortgage insurer consent required.	Servicing reaudit Sections A,B,C,D,E,I,J if applicable	NO	YES if required by Pre-Servicing Checklist or Servicing Re-Audit	Keep in Pool	N/A	NO action required	EDSCS LMI	YES	YES

LAEs SUBSEQUENT TO SECURITISATION	LAE unit to identify existing loan is securitised. Mortgage to be collaterally stamped.	Full audit on new loan. Servicing reaudit Sections A,B,C,D,E,I,J if applicable	YES	YES if required by Pre-Servicing Checklist or Servicing Re-Audit	Keep in Pool as long as title is not compromised. If title is compromised, Investor Reporting to Repurchase loan following advice from Securitisation.	N/A	NO action required. New loan subject to Trust Back arrangement.	EDSCS LAE Unit	YES	YES

PARENTAL LEAVE REDUCED PAYMENTS	Mortgage insurer and guarantor consent and credit approval within existing process. Criteria must be met.	Full audit on new loan. Servicing reaudit Sections A,B,C,D,E,I,J if applicable	NO	YES if required by Pre-Servicing Checklist or Servicing Re-Audit	Keep in Pool	N/A	NO action required	EDSCS LMI	YES if criteria are met.	Only available after conversion to a Premium Option Home Loan and only if criteria are met.

PARTIAL DISCHARGE	Mortgage insurer and guarantor consent and credit approval within existing process.	Servicing reaudit Sections A,B,C,D,E,I,J if applicable	YES	YES if required by Pre-Servicing Checklist or Servicing Re-Audit	Keep in Pool	N/A	NO action required	EDSCS Consents, Releases and Discharges	YES	YES

CONSENTS	Mortgage insurer and guarantor consent and credit approval within existing process.	Servicing reaudit Sections A,B,C,D,E,I,J if applicable	YES	YES if required by Pre-Servicing Checklist or Servicing Re-Audit	Keep in Pool	N/A	NO action required	EDSCS Consents, Releases and Discharges	YES	YES

SERVICING EVENT	Feature allowed - First Option	Feature allowed - Basic Option	Feature allowed - Fixed Option	Feature allowed - First Option Investment Loan	Feature allowed - Fixed Investment Property Loan	Feature allowed - Variable Investment Property Loan	Change to MSS Product Code	Same Account Number	GOE application and re-scoring required	Credit Unit approval required	Letter of Variation or Notification letter	Replacement T&C letter

PORTABILITY

- Simultaneous	YES	NO	YES	YES	YES	YES	NO	YES	NO	YES (Credit Liaison)	Letter of Variation	NO

- Deferred	NO	NO	YES	NO	YES	YES if Variable IPL in combination with fixed rate loan	NO	YES	NO	YES (Credit Liaison)	Letter of Variation	NO

TOP UP

- Refinance through GOE	YES	NO	Not during contracted fixed period.	YES	Not during contracted fixed period.	YES	NO	NO	YES	YES if required by GOE	N/A	YES

- Top Up	YES if criteria are met.	NO	NO	YES - if criteria are met	NO	YES if criteria are met.	NO	YES	NO	YES (Credit Liaison)	Letter of Variation	NO

SWITCHES

- One to One switch (eg fixed to variable or variable to fixed, single loan, FOHL to POHL)	Switch to Premium Option allowed	NO	YES	YES	YES	YES	YES	YES	NO	NO	Letter of Variation	NO

- One to One switch to Equity Access Loan - single loan only	NO	NO	YES	NO	YES	YES	YES	NO	YES	YES if required by GOE	N/A	YES

- Switch to Combination Loan excluding Equity Access Loan	NO	NO	YES	NO	YES	YES	YES	NO	YES	YES if required by GOE	N/A	YES

- Switch to Combination Loan including Equity Access Loan	NO	NO	YES	NO	YES	YES	YES	NO	YES	YES if required by GOE	N/A	YES

Switch to Mortgage Offset from Premium Option	NO	NO	NO	NO	NO	NO	YES	YES	NO	NO	YES	NO

One to One switch to Rocket Home Loan - single loan only	NO	NO	NO	NO	NO	NO	YES	YES	NO	NO	YES	NO

REDRAW	YES	NO	NO	YES	NO	NO	NO	YES	NO	NO	NO	NO

CHANGE IN OWNER OCCUPIED STATUS	YES	YES	YES	YES	NO	NO	NO	YES	NO	NO	Notification letter	NO

LAEs SUBSEQUENT TO SECURITISATION	YES	YES	YES	YES	YES	YES	NO for existing loan.	NO for new loan. Original loan keeps the same number.	YES for new loan	YES for new loan if required by GOE	NO	For new loan only

PARENTAL LEAVE REDUCED PAYMENTS	YES - if criteria are met	NO	NO	YES - if criteria are met	NO	NO	NO	YES	NO	YES (Credit Liaison)	Notification letter	NO

PARTIAL DISCHARGE	YES	NO- One security one property only allowed as security	YES	YES	YES	YES	NO	YES	NO	YES (Credit Liaison)	Letter of Variation	NO

CONSENTS	YES	YES	YES	YES	YES	YES	NO	YES	NO	YES (Credit Liaison)	Letter of Variation	NO

		SECURITY PACKET CONTROL PROCESS	CONTROL ACTION/ISSUES
SERVICING EVENT	Separate Securitisation advice required	Access to security packet require (sec’n authorisation required for removal from vault)
PORTABILITY

- Simultaneous	NO	YES	Credit approval process has been reinforced by Credit and Compliance.

- Deferred	NO	YES	Sell into Warehouse pending new security substitution. Inconsistent product policy to be changed by Product Management in next policy release.

TOP UP

- Refinance through GOE	NO	YES

- Top Up	NO	YES	Mortgage insurance (>80%LVR needs prior approval from on-site mortgage insurer). Identified as T01. Sell into Warehouse. Progressive top ups to be identified by Trust Manager.

SWITCHES

- One to One switch (eg fixed to variable or variable to fixed, single loan, FOHL to POHL)	NO	YES

- One to One switch to Equity Access Loan - single loan only	NO	YES

- Switch to Combination Loan excluding Equity Access Loan	NO	YES

- Switch to Combination Loan including Equity Access Loan	NO	YES

Switch to Mortgage Offset from Premium Option	NO	YES

One to One switch to Rocket Home Loan - single loan only	YES	YES

REDRAW	Trust Manager to identify gross redraws	Only if Flag set=NO to check authorities are held and insert new authorities if necessary.	Branch MUST get EDSCS approval. Trust Manager can identify gross redraws. Communication has gone to branches re compliance.

CHANGE IN OWNER OCCUPIED STATUS	NO	YES	Change in interest rate only, principal repayments remain the same.

LAEs SUBSEQUENT TO SECURITISATION	NO	YES	Shared securities/LAE issues: Equal ranking shared security handled by trust-back; identification of securitised loan in LAE process; Mortgage on securitised loan cannot be subordinated. LAE matrix has been changed.

PARENTAL LEAVE REDUCED PAYMENTS	NO	YES	Principal balance may increase as interest is capitalised.

PARTIAL DISCHARGE	NO	YES	Memo forwarded to mortgage insurer prior to checklist being forwarded to Shared Services.

CONSENTS	NO	YES	Memo forwarded to mortgage insurer prior to checklist being forwarded to Shared Services.